UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Provectus Biopharmaceuticals, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

Dear Provectus Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Provectus Biopharmaceuticals, Inc. (“Provectus” or the “Company”) to be held on Tuesday, May 30, 2017, at 4:00 p.m., Eastern Time, at the offices of PYA, PC, located at 2220 Sutherland Avenue, Knoxville, Tennessee 37919.

We are pleased to present you with our 2017 Proxy Statement. Our 2017 Annual Meeting will be our first annual meeting since we closed on our first tranche of up to $20 Million in financing and replaced a majority of our board members, which steps contribute to a new and fundamental strategy for the Company: change of control of the board of directors, complete a tranche-based capital formation program, and fortify the management team to support the clinical development program as well as business and corporate development opportunities.

At the 2017 Annual Meeting, stockholders will vote on the matters set forth in the 2017 Proxy Statement and the accompanying notice of the annual meeting. Your board of directors has recommended four highly qualified and experienced nominees for election to the board of directors at the 2017 Annual Meeting. Highlights of the detailed information included in the proxy statement can be found in the section entitled “Questions and Answers About the 2017 Annual Meeting of Stockholders” starting on page 3, and detailed information regarding the director candidates can be found under “Proposal 1 – Election of Directors” starting on page 29. Additionally, enclosed with the Proxy Statement is a proxy card and postage-paid return envelope. Proxy cards are being solicited on behalf of the Provectus board of directors.

Whether or not you will attend the meeting, we hope that your shares are represented and voted. In advance of the meeting on May 30, 2017, please cast your vote through the Internet, by telephone or by mail as described in your proxy card. Instructions on how to vote are found in the section entitled “Questions and Answers About the 2017 Annual Meeting of Stockholders – How Do I Vote?” starting on page 4.

For more information and up-to-date postings, please go to our website, www.Provectusbio.com/annualmeeting. If you have any questions or need assistance voting, please contact Morrow Sodali, our proxy solicitor assisting us in connection with the 2017 Annual Meeting. Stockholders may call toll free at (877) 787-9239. Banks and brokers may call collect at (203) 658-9400.

Thank you for being a stockholder of Provectus.

Sincerely,

Timothy C. Scott

President

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2017 ANNUAL MEETING OF STOCKHOLDERS IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 30, 2017

To the Stockholders of Provectus Biopharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that we will hold the 2017 annual meeting of stockholders of Provectus Biopharmaceuticals, Inc. on Tuesday, May 30, 2017 at 4:00 p.m. Eastern Time, at the offices of PYA, PC, located at 2220 Sutherland Avenue, Knoxville, Tennessee 37919. The 2017 annual meeting is being held for the following purposes:

1.	to elect four directors to serve on our board of directors for a one-year term;

2.	to conduct an advisory vote to approve the compensation of our named executive officers;

3.	to approve, on an advisory basis, the frequency of the advisory vote on compensation of our named executive officers;

4.	to ratify the selection of Marcum LLP as our independent registered public accounting firm for 2017;

5.	to approve an amendment of the Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock; and

6.	to approve an amendment of the Provectus Equity Compensation Plan to allow for the grant of restricted stock awards.

Stockholders also will transact any other business that properly comes before the 2017 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOUR NOMINEES TO OUR BOARD OF DIRECTORS IDENTIFIED IN THE PROXY STATEMENT, “FOR” PROPOSALS 2, 4, 5 AND 6, AND “EVERY 1 YEAR” WITH RESPECT TO PROPOSAL 3.

Only stockholders of record as of the close of business on April 18, 2017 will be entitled to notice of and to vote at the 2017 annual meeting of stockholders and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to Be Held on Tuesday, May 30, 2017. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 are available at: http://www.provectusbio.com/annual_reports.html.

By order of our board of directors,

Timothy C. Scott

President

April 27, 2017

Knoxville, Tennessee

i

7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

PROXY STATEMENT FOR

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2017

We are delivering these proxy materials to solicit proxies on behalf of the board of directors of Provectus Biopharmaceuticals, Inc., for the annual meeting of stockholders to be held on Tuesday, May 30, 2017, beginning at 4:00 p.m. Eastern Time, at the offices of PYA, PC, located at 2220 Sutherland Avenue, Knoxville, Tennessee 37919.

We are mailing this Proxy Statement, together with a form of proxy and our annual report on Form 10-K for the year ended December 31, 2016, on or about April 27, 2017.

We will refer to Provectus Biopharmaceuticals, Inc. and its subsidiaries throughout this Proxy Statement as “we,” “us,” the “Company” or “Provectus.”

At the annual meeting, our stockholders will vote on proposals:

1.	to elect four directors to serve on our board of directors for a one-year term;

2.	to conduct an advisory vote to approve the compensation of our named executive officers;

3.	to approve, on an advisory basis, the frequency of the advisory vote on compensation of our named executive officers;

4.	to ratify the selection of Marcum LLP as our independent registered public accounting firm for 2017;

5.	to approve an amendment of the Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock; and

6.	to approve an amendment of the Provectus Equity Compensation Plan to allow for the grant of restricted stock awards.

The proposals are set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation that properly comes before the 2017 annual meeting of stockholders, although our board of directors knows of no such other business to be presented.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOUR NOMINEES TO OUR BOARD OF DIRECTORS IDENTIFIED IN THE PROXY STATEMENT, “FOR” PROPOSALS 2, 4, 5 AND 6, AND “EVERY 1 YEAR” WITH RESPECT TO PROPOSAL 3.

When you submit your proxy by executing and returning the enclosed proxy card, you will authorize the proxy holders – Eric Wachter and Timothy C. Scott – to vote as proxy all your shares of common stock and otherwise to act on your behalf at the 2017 annual meeting of stockholders and any adjournment thereof, in accordance with the instructions set forth therein. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournment of the meeting.

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2017 ANNUAL MEETING OF STOCKHOLDERS IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2017 annual meeting?

At the 2017 annual meeting, stockholders will act upon the following matters:

1.	to elect four directors to serve on our board of directors for a one-year term;

2.	to conduct an advisory vote to approve the compensation of our named executive officers;

3.	to approve, on an advisory basis, the frequency of the advisory vote on compensation of our named executive officers;

4.	to ratify the selection of Marcum LLP as our independent registered public accounting firm for 2017;

5.	to approve an amendment of the Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock; and

6.	to approve an amendment of the Provectus Equity Compensation Plan to allow for the grant of restricted stock awards.

Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the 2017 annual meeting of stockholders, although our board of directors knows of no such other business to be presented.

Who is entitled to vote?

Only stockholders of record at the close of business on April 18, 2017, the record date for the 2017 annual meeting, are entitled to receive notice of the 2017 annual meeting and to vote the shares of common stock that they held on that date at the 2017 annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the 2017 annual meeting.

Am I entitled to vote if my shares are held in “street name?”

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Proposals 1, 2, 3, 5 and 6 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 4 is a discretionary item on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

What constitutes a quorum?

The presence at the 2017 annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.

As of April 18, 2017, there were 370,354,643 shares of common stock outstanding; thus, a quorum will be 185,177,322 shares of common stock outstanding. Shares held by stockholders present at the 2017 annual meeting in person or represented by proxy who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the 2017 annual meeting.

What happens if a quorum is not present at the 2017 annual meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting.

How do I vote?

YOUR VOTE IS IMPORTANT! Please cast your vote using the enclosed proxy card and play a part in the future of Provectus.

•	Shareholders of record, who hold shares registered in their own name, can vote by signing, dating and returning the enclosed proxy card in the postage-paid return envelope, or by telephone or via the internet, following the easy instructions shown on the enclosed proxy card.

•	Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

•	If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the annual meeting. Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by using the enclosed proxy card.

If you have any questions or need assistance voting, please contact Morrow Sodali, our proxy solicitor assisting us in connection with the 2017 Annual Meeting. Shareholders may call toll free at (877) 787-9239. Banks and brokers may call collect at (203) 658-9400.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary either a notice of revocation or a duly executed proxy card bearing a later date. If you are a “street name” stockholder, you must contact your broker or other nominee and follow its instructions if you wish to change your vote. The powers of the proxy holders will be suspended if you attend the 2017 annual meeting in person and so request, although your attendance at the 2017 annual meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Our board of directors unanimously recommends that you vote:

1.	“FOR” the election of four directors to serve on our board of directors for a one-year term;

2.	“FOR” the advisory vote to approve the compensation of our named executive officers;

3.	“EVERY 1 YEAR” with respect to the advisory vote to approve the frequency of the advisory vote on compensation of our named executive officers;

4.	“FOR” ratification of the selection of Marcum LLP as our independent registered public accounting firm for 2017;

5.	“FOR” the amendment of the Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock; and

6.	“FOR” the amendment of the Provectus Equity Compensation Plan to allow for the grant of restricted stock awards.

What happens if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” each of the nominees for director identified in Proposal 1, “FOR” Proposals 2,4, 5 and 6 and “EVERY 1 YEAR” with respect to Proposal 3.

Will any other business be conducted at the 2017 annual meeting?

As of the date hereof, our board of directors knows of no business that will be presented at the annual meeting other than the proposals described in this Proxy Statement. If any other business is properly brought before the 2017 annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

What vote is required to approve each item?

1.	The director nominees will be elected to serve on our board of directors for a term of one year if they receive a plurality of the votes cast on the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter. This means that the director nominees will be elected if they receive more votes than any other person at the 2017 annual meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares of common stock will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

2.	The advisory vote to approve the compensation of our named executive officers will be approved if a majority of the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

3.	The vote to approve, on an advisory basis, the frequency of the advisory vote on executive compensation will be approved if a majority of the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

4.	The selection of Marcum LLP as our independent registered public accounting firm for 2017 will be ratified if a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

5.	The vote to approve an amendment of the Certificate of Incorporation to increase the number of authorized shares of preferred stock will be approved if a majority of the outstanding shares of common stock entitled to vote are voted in favor of the proposal.

6.	The vote to approve an amendment of the Provectus Equity Compensation Plan to allow for the grant of restricted stock awards will be approved if a majority of the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will Abstentions and Broker Non-Votes be Treated?

You do not have the option of abstaining from voting on Proposal 1, but you may abstain from voting on Proposals 2 through 6. With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposals 2 through 6, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares of common stock would be voted but not in favor of Proposals 2 through 6, your abstention would have the same effect as a negative vote in determining the outcome of the vote on the proposal.

Broker non-votes occur when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of the beneficial owner because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposals 1, 2, 3, 5 and 6 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 4 is a discretionary item on which your nominee will be entitled to vote your shares of common stock even in the absence of instructions from you. Accordingly, it is possible for there to be broker non-votes with respect to Proposals 1, 2, 3, 5 and 6, but there will not be broker non-votes with regard to Proposal 4. In the case of a broker non-vote, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares of common stock not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1, 2, 3, 5 and 6.

STOCK OWNERSHIP

Directors, Executive Officers, and Other Stockholders

The following table provides information about the beneficial ownership of common stock as of April 14, 2017, unless otherwise indicated, for each of our directors, each of our executive officers named in the “Summary Compensation Table” of this Proxy Statement and all of our directors and executive officers as a group. We do not believe any person beneficially owns more than 5% of our outstanding common stock. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the 2017 annual meeting.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)
Directors and Executive Officers:
Dominic Rodrigues	1,320,380	(4)	*
Bruce Horowitz	2,442,243	(5)	*
Jan Koe	1,486,300	(6)	*
Eric A. Wachter, Ph.D.	7,915,964	(7)	2.1%
Timothy C. Scott, Ph.D.	3,880,966	(8)	1.0%
John R. Glass	—		*
H. Craig Dees, Ph.D.(9)	1,497,859	(10)	*
Peter R. Culpepper(11)	1,974,998	(12)	*
All directors and executive officers as a group (6 persons**)	17,045,323	(13)	4.5%

*	Less than 1% of the outstanding shares of common stock.
**	Excluding Dr. Dees and Mr. Culpepper, who are no longer executive officers.
(1)	Drs. Scott and Wachter and Messrs. Glass, Rodrigues, Horowitz and Koe are officers or directors of Provectus Biopharmaceuticals, Inc., whose business address is 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931.
(2)	Shares of common stock that a person has the right to acquire within 60 days of April 14, 2017 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares owned by that person.
(3)	As of April 14, 2017, there were 370,354,643 shares of common stock issued and outstanding.
(4)	Mr. Rodrigues’ beneficial ownership includes 509,089 shares of common stock held jointly with his spouse, 112,700 shares of common stock owned by his spouse, 23,700 shares of common stock held as custodian for his children, 242,000 shares of common stock owned by CAL Enterprises LLC, an entity that Mr. Rodrigues controls, 961 shares of common stock issuable upon the exercise of warrants held by CAL Enterprises LLC, 30 shares of common stock issuable upon the exercise of warrants held by Mr. Rodrigues, and 431,400 shares of common stock owned through a retirement plan. Does not include any shares issuable upon conversion of outstanding principal and accrued but unpaid interest under that certain Secured Convertible Promissory Note, dated April 3, 2017, by the Company in favor of CAL Enterprises LLC in the maximum principal amount of up to $2.5 million of which $500,000 is currently outstanding as of the date hereof. Mr. Rodrigues disclaims beneficial ownership of the securities held by CAL Enterprises LLC except to the extent of his pecuniary interest therein.
(5)	Mr. Horowitz’s beneficial ownership includes 50,000 shares of common stock owned by his spouse, 1,000,000 shares of common stock issuable upon the exercise of warrants, and 325,000 shares of common stock owned through a retirement plan.
(6)

Mr. Koe’s beneficial ownership includes 200,000 shares of common stock subject to options which are exercisable within 60 days, 150,000 shares of common stock held by Vekoe Partners LLC, of which Mr. Koe is an affiliate, and 350,000 shares of common stock issuable upon the exercise of warrants.

Mr. Koe disclaims beneficial ownership of the shares held by Vekoe Partners LLC except to the extent of his pecuniary interest therein.
(7)	Dr. Wachter’s beneficial ownership includes 4,867 shares of common stock held by the Eric A. Wachter 1998 Charitable Remainder Unitrust, 930,248 shares of common stock held in a 401(k) plan, 600,000 shares of common stock subject to options which are exercisable within 60 days and 666,666 shares of common stock issuable upon the exercise of warrants. Does not include any shares issuable upon conversion of outstanding principal and accrued but unpaid interest under that certain Amended and Restated Secured Convertible Promissory Note, dated April 3, 2017, by the Company in favor of Mr. Wachter in the outstanding principal amount of $2.5 million. Dr. Wachter pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Dr. Wachter and the Company in order to secure Dr. Wachter’s obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Dr. Wachter, dated June 6, 2014.
(8)	Dr. Scott’s beneficial ownership includes 503,125 shares of common stock held in a 401(k) plan, and 1,800,000 shares of common stock subject to options which are exercisable within 60 days. Dr. Scott pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Dr. Scott and the Company in order to secure Dr. Scott’s obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Dr. Scott, dated June 6, 2014.
(9)	Dr. Dees resigned as Chief Executive Officer and Chairman of the board of directors effective February 27, 2016.
(10)	Does not include any shares of common stock subject to options which are exercisable within 60 days, as all of Dr. Dees’ options have expired as a result of Dr. Dees’ resignation. Dr. Dees pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Dr. Dees and the Company in order to secure Dr. Dees’ obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Dr. Dees, dated June 6, 2014 (“Dees Settlement Agreement”). As a result of Dr. Dees’ resignation from the Company, he was required to pay the Company under the Dees Settlement Agreement the sum of Two Million Two Hundred Sixty Seven Thousand and Seven Hundred Fifty Dollars ($2,267,750) immediately. Dr. Dees’ failure to pay this sum resulted in a breach of the Dees Settlement Agreement, and on March 10, 2016, the Company sent a demand letter for Dr. Dees to cure such default within thirty (30) days. Dr. Dees failed to pay these amounts outstanding under the Settlement Agreement (including interest due thereon) within the thirty (30) days cure period. Accordingly, the Company intends to exercise all rights and remedies available to it under the Dees Settlement Agreement, Stock Pledge Agreement and at law and equity, including but not limited to foreclosure of its first-priority security interest in the 1,000,000 shares of common stock granted as collateral pursuant to the Stock Pledge Agreement. On May 5, 2016, the Company filed a lawsuit in the United States District Court for the Eastern District of Tennessee at Knoxville (the “Court”) against Dr. Dees and his wife, based upon breach of the Dees Settlement Agreement seeking, among other relief, appointment of a receiver for the 1,000,000 shares of common stock Dr. Dees granted as collateral pursuant to the Stock Pledge Agreement. The Court entered a default judgment against Dr. Dees on July 20, 2016; however, the Company cannot predict when these shares will be recovered by the Company. In September 2016 the Court issued a Temporary Restraining Order upon the Company’s application for same upon notice that Dr. Dees was attempting to sell his shares of the Company’s common stock. The Temporary Restraining Order was converted to a Preliminary Injunction on September 16, 2016, which order will remain in place until the trial of the underlying lawsuit absent further court order or agreement of the parties, and the Company is presently engaged in discovery regarding damages.
(11)	Mr. Culpepper was terminated “for cause” from all positions he held with the Company and each of its subsidiaries, including Interim Chief Executive Officer and Chief Operating Officer, effective December 28, 2016.
(12)

Mr. Culpepper’s beneficial ownership includes 296,503 shares of common stock held in a 401(k) plan and 266,666 shares of common stock issuable upon the exercise of warrants. Does not include 1,500,000 shares of common stock subject to options which have expired as a result of Mr. Culpepper’s termination “for cause”.

Mr. Culpepper pledged 1,000,000 shares of his common stock pursuant to that certain Stock Pledge Agreement, dated October 3, 2014, between Mr. Culpepper and the Company in order to secure Mr. Culpepper’s obligations under that certain Stipulated Settlement Agreement and Mutual Release between the Company and Mr. Culpepper, dated June 6, 2014 (the “Culpepper Settlement Agreement”). As a result of Mr. Culpepper’s termination from the Company “for cause”, he was required to pay the Company under the Culpepper Settlement Agreement the sum of Two Million Fifty One Thousand and Eighty Three Dollars ($2,051,083) immediately. The Company sent Mr. Culpepper a notice of default in January 2017 for the total amount he owes the Company and intends to resolve these claims pursuant to the alternative dispute resolution provision of the Amended and Restated Executive Employment Agreement entered into by Peter R. Culpepper and the Company on April 28, 2014 (the “Culpepper Employment Agreement”). Mr. Culpepper disputes that he was terminated “for cause” under the Culpepper Employment Agreement and thus disputes that his stock options expired and that he owes the full $2,051,083 repayment amount under the Culpepper Settlement Agreement. Mr. Culpepper has demanded this issue be resolved by mediation in accordance with the Culpepper Employment Agreement. The Company is in the process of responding to Mr. Culpepper’s demand, and the mediation has been scheduled for June 28, 2017. Concurrently, the Company is seeking from Mr. Culpepper immediate payment of amounts due under the Culpepper Settlement Agreement as noted above. In addition, the Company is seeking to recover from Mr. Culpepper the entire $294,255 in unsubstantiated travel expense reimbursements and advances, as well as all attorney’s fees and auditors’/experts’ fees incurred by the Company in connection with the examination of his travel expense reimbursements.
(13)	Includes 4,617,657 shares of common stock subject to options and warrants which are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our securities. Based solely on our review of the copies of these forms received by us or representations from reporting persons, we believe that SEC beneficial ownership reporting requirements for 2016 were met.

CORPORATE GOVERNANCE

Board Leadership Structure

Our board of directors consists of four members, Eric Wachter, Jan E. Koe, Bruce Horowitz and Dominic Rodrigues. Mr. Rodrigues serves as chairman of our board of directors effective April 3, 2017. H. Craig Dees served as our Chief Executive Officer and Chairman of the board of directors until his resignation effective February 27, 2016. Peter Culpepper served as our Interim Chief Executive Officer until he was terminated “for cause” by the board of directors on December 27, 2016. Alfred E. Smith, IV served as Chairman of the board from February 27, 2016, and as a board member, until he resigned on April 3, 2017. Kelly M. McMasters, M.D. served as a director until he resigned on April 3, 2017. Two members of our board of directors, Messrs. Koe and Rodrigues, are considered independent under the independence standards of the NYSE MKT.

We believe that it was appropriate to separate the positions of Chairman and Chief Executive Officer following Dr. Dees’ resignation because this new leadership structure enhances the ability of our board of directors to ensure that the appropriate level of independent oversight is applied to all management decisions and avoids any potential conflicts of interest. The Company also does not currently have a Chief Executive Officer. Our entire board of directors is responsible for our risk oversight function due to the fact that we have only two employees, one of whom is a member of our board of directors, and an independent contractor serving as our Interim Chief Financial Officer.

Board of Directors and Committees

Our board of directors met 17 times and took action by unanimous written consent three times during 2016. Each incumbent director attended more than 75% of the total number of meetings of our board of directors and its committees on which he served during 2016. Members of our board of directors are encouraged to attend the 2017 annual meeting of stockholders. Directors Scott, Smith, Wachter and Koe attended the 2016 annual meeting of stockholders in person.

We have three standing committees: audit committee; compensation committee; and corporate governance and nominating committee (the “nominating committee”). A majority of the members of the audit committee, compensation committee and nominating committee are independent pursuant to the NYSE MKT listing standards and applicable SEC rules. We believe that all members of our board of directors have been and remain qualified to serve on the committees of our board of directors and have the experience and knowledge to perform the duties required of the committees.

Audit Committee

The audit committee currently consists of Bruce Horowitz, Jan E. Koe and Dominic Rodrigues. Messrs. Koe and Rodrigues are independent directors under the listing standards of the NYSE MKT. Dominic Rodrigues is the chairman of the audit committee. Our board of directors has determined that Dominic Rodrigues qualifies as an “audit committee financial expert,” as defined under the rules of the SEC. The audit committee met 12 times during 2016.

The audit committee’s responsibilities include:

•	Hire one or more independent registered public accountants to audit our books, records and financial statements and to review our systems of accounting (including our systems of internal control);

•	Discuss with the independent registered public accounting firm the results of the annual audit and quarterly reviews;

•	Conduct periodic independent reviews of the systems of accounting (including systems of internal control);

•	Make reports periodically to our board of directors with respect to its findings; and

•	Undertake other activities described more fully in the section called “Audit Committee Report.”

Our audit committee charter is posted on our website under the “Investors” subpage, at http://provectusbio.com/media/docs/AuditCommitteeCharter.pdf, and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

Compensation Committee

The compensation committee currently consists of Bruce Horowitz, Jan E. Koe and Dominic Rodrigues. Messrs. Koe and Rodrigues are independent directors under the listing standards of the NYSE MKT. Jan E. Koe is the chairman of the compensation committee. The compensation committee met three times during 2016 and acted by written consent one time.

The compensation committee’s responsibilities include:

•	Review and approve annually the corporate goals and objectives relevant to the chief executive officer, and at least annually, evaluate the chief executive officer’s performance in light of these goals and objectives and set the chief executive officer’s compensation, including salary, bonus and incentive compensation, based on this evaluation;

•	Determine, or recommend to our board for determination, the compensation and benefits our executive officers other than the chief executive officer;

•	Review our compensation and benefits plans;

•	Review and recommend to the entire board of directors the compensation for members of our board of directors; and

•	Other matters that our board of directors specifically delegates to the compensation committee from time to time.

The responsibilities of the compensation committee are described in more detail in the section called “Compensation Discussion and Analysis.”

Our compensation committee charter is posted on our website under the “Investors” subpage, at http://provectusbio.com/media/docs/CompensationCommitteeCharter.pdf, and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

Nominating Committee and Director Nominations

The nominating committee currently consists of Bruce Horowitz, Jan E. Koe and Dominic Rodrigues. Messrs. Koe and Rodrigues are independent directors under the listing standards of the NYSE MKT. Bruce Horowitz is the chairman of the nominating committee. The nominating committee did not hold any meetings during 2016, but acted by written consent one time.

Our Board adopted a written charter for our nominating committee, which is available to our stockholders and other interested parties on our website under the “Investors” subpage, at http://provectusbio.com/media/docs/NominatingCommitteeCharter.pdf, and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

The nominating committee has the authority and responsibility to:

•	Assist our board of directors by identifying and approving the nomination of individuals qualified to serve as members of our board of directors;

•	Review the qualifications and performance of incumbent directors to determine whether to recommend them as nominees for reelection;

•	Develop and recommend to our board of directors corporate governance policies for the Company;

•	Review periodically the management succession plan of the Company and formally recommend to our board of directors as needed, successors to departing executive officers if a vacancy occurs; and

•	Evaluate the performance of our board of directors.

Our nominating committee has no set procedures or policy on the selection of nominees or evaluation of stockholder recommendations and will consider these issues on a case-by-case basis. Our nominating committee will consider stockholder recommendations for director nominees that are properly received in accordance with our bylaws and the applicable rules and regulations of the SEC. Our nominating committee screens all potential candidates in the same manner. Our nominating committee’s review will typically be based on all information provided with respect to the potential candidate. Our nominating committee has not established specific minimum qualifications that must be met by a nominee for a position on our board of directors or specific qualities and skills for a director. Our nominating committee may consider the diversity of qualities and skills of a nominee, but our nominating committee has no formal policy in this regard. For more information, please see the section below entitled “ADDITIONAL INFORMATION.”

Stockholders who wish to contact the members of our board of directors may do so by sending an e-mail addressed to them at info@provectusbio.com.

Board Observer

On April 12, 2017, the board of directors unanimously agreed to appoint Ed Pershing as an observer of the board of directors and all committees of the board of directors (serving all exclusively in an advisory capacity only). On April 19, 2017, Mr. Pershing accepted the invitation to serve as an observer.

Strategic Advisory Board

On April 20, 2017, we announced the reestablishment of the Company’s Strategic Advisory Board (the “SAB”). The SAB will comprise business, medical, clinical, and biopharmaceutical industry experience elements. The initial SAB appointees are John W. ‘Jack’ Lacey III, M.D., and Ed Pershing, who will serve as SAB Chairman. Mr. Pershing has co-founded multiple professional services firms specializing in healthcare related matters. His healthcare experience and expertise includes turnaround/performance improvement initiatives, long-range planning studies, development of numerous hospital and medical office projects, restructuring of healthcare organizations, liaison between boards of directors and management in crafting corporate visions and strategies, mergers, acquisitions, divestitures, and leasing arrangements. Mr. Pershing also has served as an expert witness on healthcare industry matters and in several Certificate of Need appeals, and represented healthcare organizations before regulatory agencies. He graduated from the University of Tennessee with a Bachelor of Science in Accounting. Mr. Pershing is a Certified Professional Accountant.

Dr. Lacey was the former Chief Medical Officer and Senior Vice President of University of Tennessee Medical Center (“UTMC”), a 600+ bed academic medical center based in Knoxville, since 1998, and retired from UTMC in 2016. He also operated his own internal medicine practice for 32 years. Dr. Lacey graduated from the University of Tennessee with a Bachelor’s degree in nuclear engineering and the University of Tennessee (Memphis) with a Doctor of Medicine degree. He was with UTMC for 40 of the academic medical center and hospital’s 60+ years. Dr. Lacey also helped create Knoxville Area Project Access, a partnership with the Knoxville Academy of Medicine and providers to give primary and specialty health services to the uninsured and medically underserved, and was the inaugural chair of the Governor’s Health and Wellness Task Force, which helped raise Tennessee’s national health ranking.

COMPENSATION DISCUSSION AND ANALYSIS

The primary objectives of our compensation committee with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. Our focus is to tie short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align our executive officers’ incentives with stockholder value creation. To achieve these objectives, our compensation committee has maintained, and continues to develop, compensation plans that tie a substantial portion of executives’ overall compensation to our scientific, medical and clinical milestones. Our compensation committee has reviewed these compensation practices and now also takes into consideration commercial and operational performance in addition to our scientific, medical and clinical milestones in determining the amount and types of compensation awarded to our executive officers.

Our compensation committee has a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line to ensure the competitiveness of the compensation packages we provide to our named executive officers. We work within the framework of this pay-for-performance philosophy to determine each component of an executive officer’s initial compensation package based on numerous factors, including:

•	The individual’s particular background and circumstances, including training and prior relevant work experience;

•	The individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	Performance goals and other expectations for the position; and

•	Uniqueness of industry skills.

Our compensation committee, which is composed solely of independent directors, makes all compensation decisions for our executive officers.

2016 Comprehensive Review of Executive Compensation Practices

Beginning in 2015, the compensation committee retained Pearl Meyer, a nationally recognized compensation consulting firm, to assist the compensation committee in assessing the market competitiveness of our compensation program and establishing executive officer and director compensation for 2016, and to:

•	Compile market data and business performance statistics of comparable companies for compensation committee comparison and review;

•	Assist in establishing a peer group of companies;

•	Summarize trends and developments affecting executive compensation;

•	Provide guidance on compensation structure as well as levels of compensation for our executive officers and directors;

•	Review equity compensation grant practices and other topics as requested by the compensation committee; and

•	Report directly to the compensation committee and participate in compensation committee meetings as requested by the compensation committee.

Pearl Meyer submitted its initial report to the Company in December 2015, and the report was delivered to the compensation committee in March 2016.

At our annual meeting of stockholders held on June 16, 2016, stockholders holding 57% of the shares voting on a non-binding advisory vote on the compensation of the Company’s named executive officers (“Say on Pay”) voted to approve the compensation paid to our named executive officers, while stockholders holding 39% of the shares voting on Say on Pay voted “against” such compensation. Although Say on Pay passed by a majority of the shares that were voted at the annual meeting, the compensation committee determined it was significant that (i) stockholders holding less than 60% of the voting shares voted “for” Say on Pay and (ii) stockholders holding more than 35% of the voting shares voted “against” Say on Pay.

As a result of the results of the Say on Pay vote, the compensation committee immediately initiated and directed a comprehensive review of the Company’s compensation policies and practices. As part of its comprehensive review, the compensation committee further studied the data provided by Pearl Meyer and met in executive session with Pearl Meyer to further discuss Pearl Meyer’s reports. The compensation committee also conducted additional analysis on executive compensation for the peer companies identified by Pearl Meyer. Members of the compensation committee also reached out to certain of the Company’s stockholders representing approximately 10% of the Company’s outstanding shares of common stock to better understand the reasons for the relatively low percentage of “for” votes on Say on Pay and held direct conversations with each of these stockholders. The primary focus of these stockholder meetings was to seek specific feedback on executive compensation and review potential changes to existing compensation practices. The feedback received from these participating stockholders was incorporated into the compensation committee discussion and determination of the changes to executive compensation. We will continue to consider stockholder feedback in the future with respect to both our stockholder advisory votes on executive compensation and informal feedback we receive from our stockholders. The specific actions taken by our compensation committee based upon its review are discussed below.

Compensation Components

The components of our compensation package for our executive officers are as follows:

Base Salary & Employment Agreements

We pay salaries to provide fixed compensation to our named executive officers for their daily responsibilities.

On April 28, 2014, we entered into amended and restated executive employment agreements with each of H. Craig Dees, Ph.D., Peter R. Culpepper, Timothy C. Scott, Ph.D., and Eric A. Wachter, Ph.D., to serve as our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, President, and Chief Technology Officer, respectively. Each agreement provides that such named executive officer will be employed for a five-year term with automatic one-year renewals unless previously terminated pursuant to the terms of the agreement or either party gives notice that the term will not be extended. Each named executive officer’s initial base salary is $500,000 per year and any increases to such base salary shall be determined by the compensation committee in its sole discretion. Named executive officers are also eligible for annual bonuses and annual equity incentive awards as determined by the compensation committee in its sole discretion. Named executive officers are entitled to reimbursement for all reasonable out-of-pocket expenses incurred during their performance of services under the agreements. Our named executive officers will be entitled to the payments upon termination of their employment, with or without a change of control, as described under the heading “Potential Payments upon Termination or Change in Control” below. The employment agreements for our named executive officers also include non-competition, non-solicitation and confidentiality obligations.

Under each executive officer’s employment agreement, the compensation committee has the sole discretion to increase each executive’s base salary. The compensation committee opted not to increase the base salary for any of our executive officers in 2016.

Effective February 27, 2016, Dr. Dees resigned from his position as Chief Executive Officer and Chairman of the board of directors and his employment agreement was terminated. On December 27, 2016, Mr. Culpepper’s employment with us, and his employment agreement, were terminated “for cause” by the board of directors.

During 2016, the Company entered into an independent contractor agreement, as amended (the “Glass Agreement”) with John R. Glass, pursuant to which Mr. Glass serves as interim chief financial officer of the Company and performs duties and services consistent with the position of chief financial officer for a public company. The Glass Agreement provides that, in consideration for such services, Mr. Glass will be paid $125 per hour. Mr. Glass is also entitled to a $20,000 cash bonus payment on each of January 1, April 1, June 1, and September 1, 2017 (or the first business day thereafter) so long as he is serving as interim chief financial officer on such date. The Glass Agreement further provides that, following the termination of the Glass Agreement by the Company as a result of the hiring of an additional permanent chief financial officer and in the event Mr. Glass does not receive all of the cash bonus payments under the Glass Agreement, Mr. Glass shall be entitled to a severance payment of $20,000 subject to certain terms and conditions set forth in the Glass Agreement. Under the Glass Agreement, the Company will provide Mr. Glass with a per diem for meals on the days when he is rendering services and will reimburse Mr. Glass for all reasonable and necessary expenses relating to his provision of services under the Glass Agreement. The Company also agreed to indemnify Mr. Glass for claims made against him based upon the performance of his services and to have him named as an additional named insured under the Company’s general liability and directors and officers liability insurance policies. The Glass Agreement remains in effect on a month to month basis unless terminated by either party upon 60 days prior written notice.

Bonus Awards

We did not award any cash bonuses to our named executive officers in 2014, but the compensation committee awarded cash bonuses in 2015 to Drs. Dees, Scott and Wachter and Mr. Culpepper in the amount of $200,000 each, based on the Company’s achievement of such pre-established scientific, medical and clinical milestones. The compensation committee decided to defer any decision with respect to cash bonuses for our executive officers for 2015 performance until a later date and ultimately did not award cash bonuses to our named executive officers in 2016.

Eligibility for 2016 cash bonuses. In 2016, the compensation committee determined that, in order to be eligible for a cash bonus for 2016, executive officers must achieve certain corporate and individual goals. Corporate goals were proposed by management in March 2016 and approved by the compensation committee. Individual goals were submitted by each executive officer by July 1, 2016 and approved by the compensation committee. The compensation committee monitors progress toward achievement of those goals, and retains the discretion to determine whether each executive officer has achieved his applicable individual performance goals. The compensation committee determined that cash bonuses will not exceed 20% of such executive officer’s base salary and may be awarded upon achievement of both corporate and individual performance goals; provided, however, the compensation committee may award a cash bonus of as much as 33% of an executive officer’s base salary, but only in the event of superior performance.

Pursuant to the Glass Agreement, Mr. Glass is entitled to a $20,000 cash bonus payment on each of January 1, April 1, June 1, and September 1, 2017 (or the first business day thereafter) so long as he is serving as interim chief financial officer on such date. The Company has paid Mr. Glass his bonus due on January 1, 2017 and has accrued but not yet paid to Mr. Glass the $20,000 bonus due on April 1, 2017.

401(k) Profit Sharing Plan and Other Benefits

Our named executive officers participate in our 401(k) Profit Sharing Plan, which was formed in 2010. Contributions to the 401(k) Profit Sharing Plan by us are discretionary. Through 2016, we contributed the maximum amount permitted to be contributed by us with regard to each executive officer pursuant to our 401(k)

plan, regardless of the amount, if any, contributed by the respective executive officers. Contributions by us in 2014, 2015 and 2016 totaled approximately $320,000, $212,000 and $159,000, respectively. As part of the compensation committee’s review of executive compensation, beginning in 2017, we will match the 401(k) contributions of each executive officer participating in our 401(k) plan in an amount equal to such executive officer’s own contribution, up to an amount equal to half of the maximum amount we are permitted to contribute.

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a vacation policy that requires a minimum amount of vacation time used but provides for cash compensation in lieu of vacation taken if appropriate.

In the past, our executive officers received a total of eight weeks of vacation annually, and an executive officer could receive a cash payment for accrued but unused vacation up to a maximum of six weeks of unused vacation per year. As part of the compensation committee’s review of executive compensation, the compensation committee elected to (i) reduce the amount of vacation executive officers are entitled to receive to a total of six weeks per year, effective immediately, and (ii) limit the cash payment for accrued but unused vacation to two weeks per year beginning in 2017, which will be paid on the last business day of each fiscal year. Any accrued but unused vacation days in excess of two weeks will be forfeited. Because the compensation committee approved these changes at the midpoint of our fiscal year in 2016, the compensation committee approved the payment of up to a maximum of four weeks of accrued but unused vacation for 2016.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executive officers in equity-based awards. Our Amended and Restated 2002 Stock Plan, or our 2002 Stock Plan, allowed the grant to employees of stock options, restricted stock, and other equity-based awards. The 2002 Stock Plan expired by its terms on April 22, 2012. At the 2012 annual meeting of stockholders, our stockholders approved the 2012 Stock Plan, which replaced the 2002 Stock Plan. The 2012 Stock Plan allowed the grant to employees of stock options, restricted stock, and other equity-based awards. At the 2014 annual meeting of stockholders, our stockholders approved the Provectus Biopharmaceuticals, Inc. 2014 Equity Compensation Plan (the “2014 Equity Compensation Plan”). The 2014 Equity Compensation Plan authorizes our board of directors to grant the following types of equity-based awards: (i) options that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) options that do not qualify as incentive stock options under the Code (“non-qualified stock options,” and collectively with incentive stock options, “options”). We are authorized to grant options under the 2014 Equity Compensation Plan for up to 20,000,000 shares of our common stock. If any options granted under the 2014 Equity Compensation Plan are forfeited or terminated for any reason, the shares of common stock that were subject to the options will again be available for future distribution under the 2014 Equity Compensation Plan. We no longer issue any awards under the 2012 Stock Plan.

Our practice is to make periodic annual stock option awards as part of our overall performance management program, when approved by our compensation committee. Our compensation committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the periodic annual aggregate cumulative total of these awards will not exceed 10% of our fully diluted outstanding common stock. As is the case when the amounts of base salary and equity awards are determined, a review of all components of the executive officer’s compensation is conducted when determining annual option awards to ensure that an executive officer’s total compensation conforms to our overall philosophy and objectives. A pool of options is reserved for our non-employee directors to receive their annual grant and the pool of options is only increased for employees when approved by our stockholders.

The compensation committee deferred any decision on equity compensation to our executive officers for 2015 performance until a later date and ultimately did not award any equity compensation in 2016. Beginning in 2016, any stock options that may be awarded to our executive officers will be a mix of 50% stock options with time-based vesting and 50% performance-based stock options, which performance-based stock options will be awarded only after the achievement of both the corporate performance goals and the executive officer’s respective individual performance goals described above.

Potential Payments Upon Termination or Change in Control

Each of the employment agreements for our named executive officers generally provides that in the event that the executive’s employment is terminated (i) voluntarily by the executive without Good Reason (as defined in the respective employment agreement) or (ii) by the Company “for cause” (as defined in the respective employment agreement), the Company shall pay the executive’s compensation only through the last day of the employment period and, except as may otherwise be expressly provided, the Company shall have no further obligation to the executive. In the event that the executive’s employment is terminated by the Company other than “for cause” (including death or disability), or if the executive voluntarily resigns for Good Reason, for so long as the executive is not in breach of his continuing obligations under the non-competition, non-solicitation and confidentiality restrictions contained in such executive’s employment agreement, the Company shall continue to pay the executive (or his estate) an amount equal to his base salary in effect immediately prior to the termination of his employment for a period of 24 months, to be paid in accordance with the Company’s regular payroll practices through the end of the fiscal year in which termination occurs and then in one lump sum payable to the executive in the first month of the fiscal year following termination, as well as any prorated bonuses based upon the bonuses paid with regard to the prior fiscal year, plus benefits on a substantially equivalent basis to those which would have been provided to the executive in accordance with the terms of such benefit plans.

The following table shows the base salary compensation the named executive officers who were serving as executive officers at the end of the fiscal year would have received under their employment agreements had a change in control occurred as of December 31, 2016 and had the named executive officers been terminated within six months following such change in control.

Name	Amount
Timothy C. Scott, Ph.D.	1,000,000
Eric A. Wachter, Ph.D.	1,000,000

Under the terms of our 2014 Equity Compensation Plan, prior to the occurrence of a change in control (as defined in the 2014 Equity Compensation Plan), and unless otherwise determined by our board of directors, any stock options outstanding on the date such change in control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested. As of December 31, 2016, none of our named executive officers had outstanding unvested stock options.

Following the termination of the Glass Agreement by the Company as a result of the hiring of an additional permanent chief financial officer and in the event Mr. Glass does not receive all of the cash bonus payments under the Glass Agreement, Mr. Glass shall be entitled to a severance payment of $20,000 subject to certain terms and conditions set forth in the Glass Agreement.

Severance Payments to Executives Departing in 2016

Mr. Dees resigned as our Chief Executive Officer and Chairman of the board of directors effective February 27, 2016. Dr. Dees was owed no severance payments as a result of his resignation. Under the terms of the Amended and Restated Executive Employment Agreement entered into by Dr. Dees and the Company on April 28, 2014 (the “Dees Agreement”), Dr. Dees’ employment terminated due to his resignation without “Good Reason” (as that term is defined in the Dees Agreement). Under section 6 of the Dees Agreement, a resignation by Dr. Dees without “Good Reason” terminates any payments that would otherwise be due to Dr. Dees as of the last day of his employment.

Mr. Culpepper was terminated for “Cause” as our Interim Chief Executive Officer and Chief Operating Officer of the Company effective December 27, 2016, pursuant to the Culpepper Employment Agreement. Mr. Culpepper was owed no severance payments because he was terminated by us for “Cause” (as that term is defined in the Culpepper Employment Agreement). Under section 6 of the Culpepper Employment Agreement, a termination by us of Mr. Culpepper for “Cause” terminates any payments that would otherwise be due to Mr. Culpepper as of the last day of his employment. Mr. Culpepper disputes that he was terminated “for cause”. Mediation with Mr. Culpepper is scheduled for June 28, 2017.

Compensation-Related Risk Assessment

SEC regulations require that we assess our compensation policies and practices and determine whether those policies and practices are reasonably likely to result in a material adverse effect upon Provectus. Based upon a review by our board of directors and management of our compensation policies and practices, we have determined that our current compensation policies and practices are not reasonably likely to result in a material adverse effect on us. In reaching this conclusion, we considered the multiple performance metrics in the annual incentive plan, combination of short-term and longer-term incentives, using periodic stockholder approved equity grants, stock ownership guidelines for executive officers, clawback of compensation in event of restatement of financial statements in cases of fraud, and a further review of our compensation policies in the future to maximize stockholder value.

Conclusion

Our compensation policies are designed to retain and motivate our employees; namely, our executive officers, and to ultimately reward them for outstanding individual and corporate performance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based on the review and discussions noted above, our board of directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

Jan E. Koe*

*	Former Compensation Committee members Dr. McMasters and Mr. Smith resigned from the board of directors effective April 3, 2017.

SUMMARY COMPENSATION TABLE

The table below shows the compensation for services in all capacities we paid during the years ended December 31, 2016, 2015 and 2014 to the executive officers serving as our principal executive officer and principal financial officer and our other executive officer during 2016 (whom we refer to collectively as our “named executive officers”):

Name and Principal Position(1)	Year	Salary		Bonus	Option Awards(2)	All Other Compensation(3)		Total
H. Craig Dees(4)	2016	$83,334		—	—	$7,154		$90,488
Former CEO	2015	$500,000		$200,000	$153,274	$110,692	(7)	$963,966
	2014	$500,000		—	—	$137,692	(7)	$637,692

Peter R. Culpepper(5)	2016	$500,000	(6)	—	—	$123,942	(7)	$623,942
Former Interim	2015	$500,000	(6)	$200,000	$153,274	$110,692	(7)	$963,966
CFO, CAO and COO	2014	$500,000		—	—	$137,692	(7)	$637,692

Timothy C. Scott	2016	$500,000	(6)	—	—	$110,234		$610,234
President	2015	$500,000	(6)	$200,000	$153,274	$ 110,692		$963,966
	2014	$500,000	(6)	—	—	$137,692		$637,692

Eric A. Wachter	2016	$500,000	(6)	—	—	$101,165		$601,165
Chief Technology	2015	$500,000	(6)	$200,000	$153,274	$110,692		$963,966
Officer	2014	$500,000	(6)	—	—	$137,692		$637,692

John R. Glass	2016	$138,500		$20,000	—	—		$158,500
Interim Chief
Financial Officer

(1)	As of December 31, 2016, we had three executive officers: Timothy C. Scott, our President (principal executive officer), John R. Glass, our Interim Chief Financial Officer (principal financial officer), and Eric A. Wachter, our Chief Technology Officer. H. Craig Dees, our former Chief Executive Officer, served as our principal executive officer until his resignation effective on February 27, 2016. Peter R. Culpepper, our former Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, served as our principal financial officer until the appointment of Mr. Glass on April 18, 2016, and served as our principal executive officer following the resignation of Dr. Dees effective on February 27, 2016 until the termination of Mr. Culpepper for cause on December 27, 2016.
(2)	The amounts in the Option Awards column represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of option awards are provided in Note 4 to the Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2015. The fair value reflected in the Option Awards column for 2015 includes 400,000 stock options granted to each of our named executive officers at an exercise price of $0.75 on December 9, 2015. All the options vested immediately on the date of grant and expire ten years from the date of grant. For purposes of estimating the fair value of each stock option on the date of grant, we utilized the Black-Scholes option-pricing model which totaled $153,274 in 2015.
(3)	Amounts in this column for 2016 are comprised of the following: unused vacation that was paid out in cash ($38,462 for each of Mr. Culpepper and Dr. Wachter and $30,769 for Dr. Scott); Company contributions to our 401(k) plan ($53,000 for each of Drs. Scott and Wachter and Mr. Culpepper); group health insurance premiums ($28,860 for Mr. Culpepper and $22,844 for Dr. Scott); and life, short term disability, and long term disability insurance premiums.
(4)	H. Craig Dees resigned as Chief Executive Officer effective February 27, 2016.
(5)

Effective February 27, 2016, Peter R. Culpepper was appointed Interim Chief Executive Officer and, effective April 18, 2016, upon the appointment of John R. Glass as our Interim Chief Financial Officer, served as our Interim Chief Executive Officer and Chief Operating Officer. On December 27, 2016, the

Board of Directors unanimously voted to terminate Mr. Culpepper for cause from all positions he held with the Company and each of its subsidiaries, including Interim Chief Executive Officer and Chief Operating Officer of the Company.
(6)	This amount reflects the annual base salary for each of Drs. Scott and Wachter and Mr. Culpepper for 2016 and 2015 and Drs. Scott and Wachter for 2014; however, Dr. Scott had $200,000 withheld from his salary in 2016, $200,000 withheld from his salary in 2015 and $33,334 withheld from his salary in 2014, Dr. Wachter had $200,000 withheld from his salary in 2016, $200,001 withheld from his salary in 2015 and $33,333 withheld from his salary in 2014, and Mr. Culpepper had $200,000 withheld from his salary in 2016 and $233,333 withheld from his salary in 2015 in connection with the settlement of the Kleba shareholder derivative lawsuit.
(7)	Excludes amounts advanced to Dr. Dees and Mr. Culpepper as travel expenses. The Company has filed suit against Dr. Dees for the recoupment for all unsubstantiated amounts. The Company plans to seek recoupment from Mr. Culpepper for his unsubstantiated expenses. See “Certain Relationships and Related Transactions—Related Party Transactions” below for more information.

GRANTS OF PLAN-BASED AWARDS

There were no grants of plan-based equity awards granted to the named executive officers during 2016.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table shows the number of equity awards outstanding as of December 31, 2016 for our named executive officers. All the options were exercisable as of December 31, 2016.

	Option Awards
Name	Number of Shares of Common Stock Underlying Unexercised Options Exercisable (#)		Option Exercise Price ($)	Option Expiration Date
H. Craig Dees	—		—	—

Peter R. Culpepper
	550,000	(1)	1.00	7/22/2020
	550,000	(1)	0.93	9/6/2021
Timothy C. Scott
	50,000		1.50	6/21/2017
	50,000		1.00	6/27/2018
	50,000		1.04	6/19/2019
	50,000		1.16	6/18/2020
	525,000	(1)	1.00	7/22/2020
	50,000		1.04	7/6/2021
	525,000	(1)	0.93	9/6/2021
	50,000		0.84	6/28/2022
	50,000		0.67	8/19/2023
	400,000		0.75	12/9/2025
Eric A. Wachter
	50,000		1.50	6/21/2017
	50,000		1.04	6/19/2019
	50,000		1.16	6/18/2020
	50,000		1.04	7/6/2021
	400,000		0.75	12/9/2025
John R. Glass	—		—	—

(1)	Pursuant to the settlement of the Kleba shareholder derivative lawsuit, Drs. Dees and Scott and Mr. Culpepper agreed to retain incentive stock options for 100,000 shares but forfeited 50% of the nonqualified stock options granted to each such Executive in both 2010 and 2011. The amounts set forth in the table reflect the outstanding options after rescission of 50% of the nonqualified stock options granted to Drs. Dees and Scott and Mr. Culpepper in 2010 and 2011.

OPTION EXERCISES AND STOCK VESTED

Our named executive officers did not exercise any options or have any stock vest in 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	4,600,000	$0.94	18,100,000
Equity compensation plans not approved by security holders	—	—	—
Total	4,600,000	$0.94	18,100,000

(1)	This amount represents shares of common stock available for issuance under the 2014 Equity Compensation Plan as of December 31, 2016. Awards available for grant under the 2014 Equity Compensation Plan include stock options, stock appreciation rights, restricted stock, long-term performance awards and other forms of equity awards.

DIRECTOR COMPENSATION

Our employee directors are compensated for their service as executive officers and are not separately compensated for their service as directors.

In June 2016, the compensation committee also reviewed and analyzed Board and committee compensation, noting, in particular, that cash compensation for board service and committee service at the Company was in-line with a selected group of what the compensation committee viewed as our peers, that equity compensation to Board members was lower than that of our peer companies, and that the Company was alone in its peer group in failing to pay our chairman/lead independent director for service in that capacity. Consequently, the compensation committee adopted certain policies and practices regarding non-employee director compensation, as follows:

On an annual basis, each non-employee director of the Board receives the following fees as compensation for service as a member of the Board: (i) an annual retainer equal to $40,000 cash and (ii) an annual stock option grant giving each non-employee director the right to purchase 50,000 shares of our common stock, or such lesser number of shares of our common stock to be determined at a future date in order to comply with NYSE MKT requirements with respect to director compensation, which stock options shall vest immediately on the date of grant at a strike price to be determined at the date of grant. Non-employee directors serving as members of our audit committee compensation will receive $20,000 per year; the audit committee chairperson will receive $25,000 per year. Non-employee directors serving as members of our corporate governance and nominating committee members will receive $10,000 per year; the corporate governance and nominating committee chairperson compensation will receive $15,000 per year. Non-employee directors serving as members of our compensation committee members will receive $15,000 per year; the compensation committee chairperson will receive $20,000 per year. Non-employee directors serving as members of the search committee for the chief executive officer will receive $20,000 per year; the chairperson of the search committee will receive $25,000 per year. A non-employee director serving as Chairperson of the Board of Directors or lead independent director, if applicable, will receive $20,000 per year.

Each of our directors is also reimbursed for expenses incurred in fulfilling his duties as a director, including attending meetings.

In June 2016, the compensation committee opted to amend our 2014 Equity Compensation Plan to allow for restricted stock awards to non-employee directors, subject to approval by our stockholders. If the amendment to the 2014 Equity Compensation Plan is approved by our stockholders at our 2017 annual stockholder meeting, each non-employee director will be awarded 100,000 restricted stock awards annually, retroactive to 2016.

2017 Director Compensation Changes

The recently reconstituted compensation committee, comprised of Bruce Horowitz, Dominic Rodrigues and Jan Koe met on April 12, 2017 to review and analyze the existing compensation of the Board and the various Board committees established in June 2016. At this meeting, the compensation committee unanimously adopted the following policies and practices regarding director compensation for 2017, which were also approved by the Board by unanimous written consent, effective April 14, 2017:

Board, Committee, and Committee Chairperson Retainers

•	Non-employee directors will continue to be paid $40,000 per year for service on the Board.

•	Directors serving on the Corporate Governance and Nominating Committee will continue to be paid $10,000 per year; the chairperson of the Corporate Governance and Nominating Committee will continue to be paid $15,000 per year.

Modified Committee and Committee Chairperson Retainers

•	Compensation for directors serving on the Audit Committee will be decreased from $20,000 per year to $15,000 per year; the Audit Committee Chairperson’s compensation will be decreased from $25,000 per year to $15,000 per year.

•	Compensation for directors serving on the Compensation Committee will be decreased from $15,000 per year to $10,000 per year; the Compensation Committee Chairperson’s compensation will be decreased from $20,000 per year to 15,000 per year.

•	The Board (rather than a search committee) will oversee the Company’s search for a Chief Medical Officer, a new Chief Executive Officer, and other executive management positions, as appropriate; however, there will be no additional compensation paid to the directors for their work during this executive management search.

Other Modifications

•	Neither stock option grants to purchase shares of the Company’s common stock nor shares of restricted stock were awarded to non-employee directors.

•	There will be no additional compensation for serving as Chairperson of the Board or Lead Independent Director.

•	Director fees will be paid on a monthly, pro-rated basis; provided, however, these fees will accrue until such time as the Board approves the payment of director compensation.

Committee Chairpersons

•	Bruce Horowitz assumed the role of Chairpersonship of the Corporate Governance and Nominating Committee.

•	Dominic Rodrigues assumed the role of Chairperson of the Audit Committee.

•	Jan E. Koe remains as the Chairperson of the Compensation Committee.

Director Compensation for 2016 and 2017

•	Director fees for 2016 earned or paid in cash to non-employee directors ranged from $90,000 to $130,000.

•	Director fees for 2017 are projected to be approximately $75,000 per director, which results in a year-over-year decrease of approximately 17% to 42%.

Director Compensation Table for 2016

Name(1)	Fees Earned or Paid in Cash	Warrant and Option Awards(2)	All Other Compensation	Total
Jan Koe	$115,000	—	—	$115,000
Kelly McMasters	$90,000	—	—	$90,000
Alfred E. Smith, IV	$130,000	—	—	$130,000

(1)	Our other three directors in 2016 were also full-time employees (Drs. Dees, Scott and Wachter) whose compensation is discussed above under the headings “Compensation Discussion and Analysis” and “Summary Compensation Table.”
(2)	As of December 31, 2016, Dr. McMasters had a total of 400,000 stock options outstanding, Mr. Smith had a total of 250,000 stock options outstanding, and Mr. Koe had a total of 200,000 stock options outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2016, Dr. McMasters and Messrs. Koe and Smith served as members of the compensation committee. None of the members of the compensation committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2016, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of our Board of Directors, or any committee thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, other than transactions available to all employees generally or involving less than $10,000 when aggregated with similar transactions, must be presented to our audit committee for review, consideration and approval, unless the transaction involves an employment or other compensatory arrangement approved by the compensation committee. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Consistent with the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Party Transactions

Dr. Dees Travel Expenses and Related Collection Efforts

On February 29, 2016, in connection with the resignation of Dr. Dees as the Company’s Chief Executive Officer and Chairman of the board of directors, which was effective February 27, 2016, the audit committee conducted a review of Company procedures, policies and practices, including travel expense advancements and reimbursements. The audit committee retained independent counsel and an advisory firm with forensic accounting expertise to assist the audit committee in conducting the investigation. On March 15, 2016, the audit committee completed this investigation and made the following findings: (1) in 2015, Dr. Dees received $898,430 in travel expense advances but submitted receipts totaling only $297,170, most of which did not appear to be authentic; (2) in 2014, Dr. Dees received $819,000 for travel expense advances, for which no receipts were submitted; and (3) in 2013, Dr. Dees received $752,034 for travel expense advances; no receipts were submitted by Dr. Dees for $698,000 of these expenses and $54,034 of submitted receipts did not appear to be authentic. In addition, the Company advanced travel expenses to Dr. Dees in the amount of $56,627 in the first quarter of 2016 prior to his resignation and prior to the Company’s investigation.

On May 5, 2016, the Company filed a lawsuit in the United States District Court for the Eastern District of Tennessee at Knoxville against Dr. Dees and his wife, Virginia Godfrey (together with Dr. Dees, the “Defendants”). The Company alleges that between 2013 and the present, Dr. Dees received approximately $2.4 million in advanced or reimbursed travel and entertainment expenses from the Company and that Dr. Dees did not use these funds for legitimate travel and entertainment expenses as he requested and the Company intended. Instead, the Company alleges that Dr. Dees created false receipts and documentation for the expenses and applied the funds to personal use. The Company and Dr. Dees are parties to a Stipulated Settlement Agreement dated June 6, 2014 (the “Kleba Settlement Agreement”) that was negotiated to resolve certain claims asserted against Dr. Dees derivatively. Pursuant to the terms of the Kleba Settlement Agreement, Dr. Dees agreed to repay the Company compensation that was paid to him along with legal fees and other expenses incurred by the Company. As of the date of his resignation, Dr. Dees still owed the Company $2,267,750 under the Kleba Settlement Agreement. Dr. Dees has failed to make such payment, and the Company has notified him that he is in default and demanded payment in full. Therefore, the Company is alleging counts of conversion, fraud, breach of fiduciary duty, breach of contract, breach of Kleba Settlement Agreement, unjust enrichment and punitive damages in this lawsuit. The Company is seeking that the Defendants be prohibited from disposing of any property that may have been paid for with the misappropriated funds, the Defendants be disgorged of any funds shown to be fraudulently misappropriated and that the Company be awarded compensatory damages in an amount not less than $5 million. Furthermore, the Company is seeking for the damages to be joint and several as to the Defendants and that punitive damages be awarded against Dr. Dees in the Company’s favor. The Company is also seeking foreclosure of the Company’s first-priority security interest in the 1,000,000 shares of common stock granted by Dr. Dees to the Company as collateral pursuant to that certain Stock Pledge Agreement dated October 3, 2014, between Dr. Dees and the Company in order to secure Dr. Dees’ obligations under the Kleba Settlement Agreement. The United States District Court for the Eastern District of Tennessee at Knoxville entered a default judgment against the Defendants on July 20, 2016; however, the Company cannot predict when these shares will be recovered by the Company. The Court recently issued a Temporary Restraining Order upon the Company’s application for same upon notice that Dr. Dees was attempting to sell his shares of the Company’s common stock. The Temporary Restraining Order was converted to a Preliminary Injunction on September 16, 2016, which order will remain in place until the resolution of the underlying lawsuit absent further court order or agreement of the parties, and the Company is presently engaged in discovery regarding damages. On March 15, 2017, the Court granted Ms. Godfrey’s motion to set aside the default judgment against her and set a deadline of March 30, 2017 for Ms. Godfrey to file an answer to the Company’s complaint. The Court also set the hearing date to determine damages with respect to the motion for default judgment against Dr. Dees for April 26, 2017.

Under the terms of the Amended and Restated Executive Employment Agreement entered into by Dr. H. Craig Dees, the Company’s former Chairman and Chief Executive Officer and the Company on April 28, 2014

(the “Dees Agreement”), Dr. Dees is owed no severance payments as a result of his resignation on February 27, 2016. Dr. Dees’s employment terminated with his resignation without “Good Reason” as that term is defined in the Dees Agreement. Under section 6 of the Dees Agreement, “Effect of Termination,” a resignation by Dr. Dees without “Good Reason” terminates any payments due to Dr. Dees as of the last day of his employment.

Mr. Culpepper Travel Expenses and Related Collection Efforts

On December 27, 2016, the Company’s board of directors unanimously voted to terminate Peter R. Culpepper, effective immediately, from all positions he held with the Company and each of its subsidiaries, including Interim Chief Executive Officer and Chief Operating Officer of the Company, for cause, in accordance with the terms of the Culpepper Employment Agreement based on the results of the investigation conducted by a Special Committee of the board of directors regarding improper travel expense advancements and reimbursements to Mr. Culpepper.

The Special Committee retained independent counsel and an advisory firm with forensic accounting expertise to assist the Special Committee in conducting the investigation. The Special Committee found that Mr. Culpepper received $294,255 in travel expense reimbursements and advances that were unsubstantiated. The Company seeks to recover from Mr. Culpepper the entire $294,255 in unsubstantiated travel expense reimbursements and advances, as well as all attorney’s fees and auditors’/experts’ fees incurred by the Company in connection with the examination of his travel expense reimbursements. The Company is in the process of determining whether any or all of Mr. Culpepper’s unsubstantiated travel expenses and advances should be treated as a theft loss and therefore whether any uncollectible amounts will be treated as income to Mr. Culpepper and whether a Form 1099 MISC will be issued by the Company to Mr. Culpepper in 2017 in that regard.

Under the terms of the Culpepper Employment Agreement, Mr. Culpepper is owed no severance payments as a result of his termination “For Cause” as that term is defined in the Culpepper Employment Agreement. Under section 6 of the Culpepper Employment Agreement, “Effect of Termination,” a termination “For Cause” terminates any payments due to Mr. Culpepper as of the last day of his employment. Furthermore, Mr. Culpepper is no longer entitled to the 2:1 credit under the settlement agreement with respect to the Kleba shareholder derivative lawsuit, such that the total $2,240,000 owed by Mr. Culpepper pursuant to the settlement agreement plus Mr. Culpepper’s proportionate share of the litigation cost in the amount of $227,750 less the amount that he repaid as of December 31, 2016 is immediately due and payable. The Company sent Mr. Culpepper a notice of default in January 2017 for the total amount he owes the Company and intends to resolve these claims pursuant to the alternative dispute resolution provision of the Culpepper Employment Agreement. The Company has established a reserve of $2,051,083 as of December 31, 2016, which amount represents the amount the Company currently believes Mr. Culpepper owes to the Company, while the Company pursues collection of this amount.

Mr. Culpepper disputes that he was terminated “for cause” under the Culpepper Employment Agreement and Mr. Culpepper has demanded this issue be resolved by mediation in accordance with the Culpepper Employment Agreement. The Company is in the process of responding to Mr. Culpepper’s demand, and the mediation has been scheduled for June 28, 2017. Concurrently, the Company is seeking from Mr. Culpepper immediate payment of amounts due under the Kleba Settlement Agreement as noted above.

Convertible Promissory Note

On February 21, 2017, the Company issued a convertible promissory note in favor of Eric A. Wachter, the Company’s Chief Technology Officer (“Lender”), evidencing an unsecured loan from Lender to the Company in the original principal amount of up to $2,500,000 (the “Promissory Note”). Interest accrues on the outstanding balance of the Promissory Note at six percent (6%) per annum calculated on a 360-day basis. As of March 29, 2017, the Company has borrowed the entire $2,500,000 principal amount under the Promissory Note.

Pursuant to the terms of the Promissory Note, in the event that, prior to the repayment in full of the Promissory Note, the Company consummates a bona fide equity financing conducted with the principal purpose of raising capital, pursuant to which the Company sells shares or units of an equity security or preferred equity approved by the board of directors, which board of directors must consist of at least a majority of the members on the board of directors serving as of the date of the Promissory Note (a “Qualified Equity Financing”), then such amount of the outstanding principal due under the Promissory Note plus all accrued but unpaid interest that may be included in the Qualified Equity Financing shall automatically convert into the equity securities or securities convertible into equity securities of the Company issued in such Qualified Equity Financing (“New Securities”) at the price per New Security at which the Company issues any New Securities in any public or private offering during the period that the Promissory Note is outstanding and otherwise on the same terms (including the same rights, preferences and privileges) as the other investors that purchase New Securities in such Qualified Equity Financing.

The Promissory Note matures on the earlier of (i) May 22, 2017, (ii) the date upon which the Company defaults under the Promissory Note or (iii) the date on which the Promissory Note is converted into New Securities (the earliest of such dates, the “Maturity Date”). In lieu of repayment on the Maturity Date, Lender may elect in his sole discretion to apply any and all amounts due and owing to Lender under the Promissory Note to Lender’s obligations under that certain Settlement Agreement dated June 6, 2014 by and between Lender and the Company.

Further, under the Promissory Note, the Company has agreed to pay to Lender up to $25,000 for Lender’s reasonable legal fees and expenses incurred in connection with the transactions contemplated by the Promissory Note. The Company may prepay principal and interest under the Promissory Note at any time, in whole or in part, without premium or other prepayment charges.

Pursuant to a Waiver of Rights Agreement, Lender further agreed to waive his rights (A) to foreclose on the assets of the Company or (B) to initiate, or cause the initiation of, any proceeding in bankruptcy or the appointment of any custodian, trustee or liquidator of the Company or of all or a portion of the Company’s assets in the event of default under the Promissory Note so long as (i) any shares of Series C Preferred Stock of the Company issued pursuant to the Rights Offering commenced by the Company on January 30, 2017 remain outstanding (other than such shares of Series C Preferred Stock held by Lender) and (ii) a change in control of the Company has not occurred, which is any transaction that results in either (a) the shareholders of the Company not continuing to hold at least 50% of the voting interest in the Company after such transaction or (b) the directors of the Company serving on the board of directors as of February 21, 2017 no longer represent a majority of the outstanding board members.

The Promissory Note was amended and restated on April 3, 2017. See “First Tranche of 2017 Financing” below.

First Tranche of 2017 Financing

On March 23, 2017, the Company entered into an exclusive Definitive Financing Commitment Term Sheet effective as of March 19, 2017 (the “Term Sheet”), which sets forth the terms on which the PRH Group will provide financing to the Company. As described in the Term Sheet, the 2017 Financing from the PRH Group is in the form of a loan (the “Loan”) that is evidenced by secured convertible promissory notes (individually a “PRH Note” and collectively, the “PRH Notes”).

In connection with the funding of the First Tranche, as described in the Term Sheet, the Company, on April 3, 2017, entered into a PRH Note with Cal Enterprises LLC, a Nevada limited liability company, an affiliate of Dominic Rodrigues (the “Rodrigues Note”), in the principal amount of $2.5 million. In addition, Eric Wachter amended and restated his promissory note from the Company in the principal amount of $2.5 million

(the “Wachter Note”) in order to match the terms of the Wachter Note to the PRH Notes. As previously described, in addition to the customary provisions, each of the Rodrigues Note and the Wachter Note contains the following provisions:

(i) They are secured on a pari passu basis by a first priority security interest on the Company’s U.S. intellectual property;

(ii) They bear interest at the rate of eight percent (8%) per annum on the outstanding principal amount;

(iii) In the event there is a change of control of the Company’s board of directors as proposed by any person or group other than the PRH Group or Dr. Wachter (the “Lenders”), the term of each of the Wachter Note and the Rodrigues Note will be accelerated and all amounts due under the Wachter Note and the Rodrigues Note will be immediately due and payable, plus interest at the rate of eight percent (8%) per annum, plus a penalty in the amount equal to ten times (10x) the outstanding principal amount of the Wachter Note and the Rodrigues Note that has been funded to the Company;

(iv) The outstanding principal amount and interest payable under the Notes is convertible at the sole discretion of the Lenders into shares of the Company’s Series D Preferred Stock, a new series of preferred stock to be designated by the Board, at a price per share equal to $0.2862; and

(v) Notwithstanding (v) above, the principal amount of the Notes and the interest payable thereunder will automatically convert into shares of the Company’s Series D Preferred Stock at a price per share equal to $0.2862 effective on the 18 month anniversary of the funding of the final tranche of the 2017 Financing, subject to certain exceptions.

As of March 29, 2017, the Company has drawn down the entire amount of $2.5 million of the Wachter Note. On April 3, 2017, the Company issued a borrowing request for $500,000 under the Rodrigues Note, which was thereafter funded in full.

Other than as set forth above, we had no transactions during 2016 that would be required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed for 2017.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The persons listed below have been nominated by our board of directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2018. Each nominee has consented to serve on our board of directors. If any nominee were to become unavailable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our board of directors.

Bruce Horowitz, 61, has served as the Managing Director of Capital Strategists, LLC, which provides corporate, strategic, and financial consulting services, since September 2006. He also serves as a trusted advisor to family trusts and private individuals, with a focus on financial asset management, real estate management and special situation investments. Earlier in his career Mr. Horowitz was a charter member of the New York Futures Exchange, a Senior Vice President managing principal equity investment accounts, private equity investments and public offerings at Drake Capital Securities, and managed the trading department at Laidlaw Equities. He was also a partner at Stanley Capital, a private equity buyout firm. Mr. Horowitz was the chairman and a member of two general obligation bond fund committees, raising more than $500 million in general revenue bonds for the Beverly Hills Unified School District. Subsequently, he was named the first chairman of both the state of California-mandated Citizens’ Oversight Committee and Facilities Advisory Committee, overseeing expenditure of all BHUSD general obligation bond funds. Mr. Horowitz is a founding member of the Los Angeles Chapter of the Positive Coaching Alliance. He founded and is currently the president of the Beverly Hills Basketball League, a youth basketball program that serves more than 35,000 families. Mr. Horowitz has also served as a member of the board of directors of the American Youth Soccer Organization and Beverly Hills Little League. He holds a Juris Doctor degree from Benjamin N. Cardozo School of Law in New York City and Bachelor of Arts degree from Washington University in St. Louis.

Dominic Rodrigues, 48, has served as President of Rhisk Capital, which provides management consulting, corporate development, and portfolio management services, since 2005. Project industries and technologies have included aerospace & defense (a technology-focused investment capital pool; an operational role in a related data communications solutions company), biotechnology, financial services (a capital markets-focused technology company), gaming, healthcare, life sciences, nanotechnology (a venture capital fund investment), wealth management (a start-up private wealth office), and restaurants. Since 2013 Mr. Rodrigues has been an Adjunct Professor of Finance at the Lee Business School of the University of Nevada, Las Vegas, where he teaches a CFA Level 1 exam preparation course. His business development, corporate development, finance, and leadership experiences at various companies include SAIC Venture Capital Corporation, the multi-billion dollar subsidiary of research and engineering company SAIC, where he was an observer or member of the board of directors of 11 different firms. Mr. Rodrigues currently serves as a member of the audit & finance committee of Three Square Food Bank. He holds business, economics, and engineering degrees from The Wharton School, the London School of Economics, the Massachusetts Institute of Technology, and the University of Toronto. Mr. Rodrigues also is a Chartered Financial Analyst.

Eric A. Wachter, Ph.D., 54, serves as our Chief Technology Officer since May 14, 2012 and as a member of our board of directors since February 29, 2016. Dr. Wachter previously served as Executive Vice President – Pharmaceuticals and as a member of our board of directors since we acquired PPI on April 23, 2002 until May 14, 2012. Prior to joining us, from 1997 to 2002 he was a senior member of the management team of Photogen, including serving as Secretary and a director of Photogen since 1997 and as Vice President and Secretary and a director of Photogen since 1999. Prior to joining Photogen, Dr. Wachter served as a senior research staff member with Oak Ridge National Laboratory. He earned a Ph.D. in Chemistry from the University of Wisconsin–Madison in 1988.

Jan E. Koe, 66, has served as a member of our board of directors since May 14, 2012. Mr. Koe has a 30-year track record of success in consulting, asset management, real estate and public company governance, and has represented major insurance firms, national retailers and Fortune 500 companies. He is President of GoStar, which is the manager of Real Solutions Opportunity Fund 2005-I and Real Solutions Fund Management LLC and Real Solutions Investment LLC. He is also Principal of Method K Partners, Inc., a commercial real estate firm, which he founded in 1988. He has served on the board of directors of ONE Bio, Corp. where he was Chair of the Compensation Committee and a member of the Financial Audit Committee. He holds a degree in Business Administration and Psychology from Luther College.

Experience, Qualifications, Attributes and Skills of Our Director Nominees

Each of our directors brings a strong and unique set of experience, qualifications, attributes and skills in a variety of areas. Set forth below are the specific experience, qualifications, attributes and skills of our directors that led to the conclusion that each director should serve as a member of our board of directors.

Bruce Horowitz brings extensive and diverse board of directors, business development, corporate development, strategic planning, capital formation and leadership experience to our board of directors and company management from his prior and ongoing work, non-profit volunteerism, and education background.

Dominic Rodrigues brings extensive and diverse board of directors and board committee, business development, corporate development, finance, and leadership experience to our board of directors and company management from his prior and ongoing work and professional volunteerism, and education background.

Eric A. Wachter, Ph.D., has extensive experience researching, developing, and testing potential pharmaceutical products, including our products. He has extensive experience protecting and enhancing our intellectual property. He holds a Ph.D. in Chemistry, which we believe provides us with specialized knowledge in that field.

Jan Koe brings significant chief executive experience to our board of directors from his position as President of GoStar. In addition, Mr. Koe also has board committee experience stemming from his service as chairman of the compensation committee and a member of the audit committee of ONE Bio Corp.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS NAMED ABOVE. Each proxy solicited on behalf of our board of directors will be voted FOR each of the nominees for election to our board of directors unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, we are submitting for stockholder advisory vote a resolution to approve the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement.

At our annual meeting of stockholders held on June 16, 2016, stockholders holding 57% of the shares voting on a non-binding advisory vote on the compensation of the Company’s named executive officers (“Say on Pay”) voted to approve the compensation paid to our named executive officers, while stockholders holding 39% of the shares voting on Say on Pay voted “against” such compensation. Although Say on Pay passed by a majority of the shares that were voted at the annual meeting, the compensation committee determined it was significant that (i) stockholders holding less than 60% of the voting shares voted “for” Say on Pay and (ii) stockholders holding more than 35% of the voting shares voted “against” Say on Pay.

As a result of the results of the Say on Pay vote, the compensation committee immediately initiated and directed a comprehensive review of the Company’s compensation policies and practices. As part of its comprehensive review, the compensation committee further studied the data provided by Pearl Meyer and met in executive session with Pearl Meyer to further discuss Pearl Meyer’s reports. The compensation committee also conducted additional analysis on executive compensation for the peer companies identified by Pearl Meyer. Members of the compensation committee also reached out to certain of the Company’s stockholders representing approximately 10% of the Company’s outstanding shares of common stock to better understand the reasons for the relatively low percentage of “for” votes on Say on Pay and held direct conversations with each of these stockholders. The primary focus of these stockholder meetings was to seek specific feedback on executive compensation and review potential changes to existing compensation practices. The feedback received from these participating stockholders was incorporated into the compensation committee discussion and determination of the changes to executive compensation. We will continue to consider stockholder feedback in the future with respect to both our stockholder advisory votes on executive compensation and informal feedback we receive from our stockholders.

Accordingly, the following resolution will be submitted for stockholder approval at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement, is hereby APPROVED.”

The advisory vote on the compensation of our named executive officers is non-binding. The approval or disapproval of the resolution approving our executive compensation by our stockholders will not require our board of directors to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our named executive officers and whether, and if so, how, to address stockholder disapproval remains with our board of directors.

Our board of directors believes that it is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in our best interest and the best interest of our stockholders.

Our board of directors values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, our board of directors will carefully consider the outcome of the advisory vote to approve the compensation of our named executive officers and those opinions when making future compensation decisions.

The next advisory vote on the compensation of our executive officers will occur at the 2018 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. Each proxy solicited on behalf of our board of directors will be voted FOR the approval of the compensation of our named executive officers unless the stockholder instructs otherwise in the proxy.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE

COMPENSATION

The Company is presenting the following proposal, which gives you the opportunity to vote on the frequency of the required advisory vote on the compensation of the Company’s named executive officers. This proposal is required by SEC rules. You may elect to have the vote held annually, every two years or every three years, or you may abstain. Because your vote is advisory, it will not be binding upon the board of directors. However, the Company has adopted a policy that it will follow the alternative that receives the plurality of votes cast.

The board of directors recommends that you vote in favor of an advisory vote on executive compensation every year so that our shareholders may provide us with direct and timely input on our executive compensation program. We believe that current best corporate practices and governance trends favor an annual advisory vote and have previously determined to hold an annual advisory vote. While we believe that annually is an appropriate timeframe in which to solicit shareholders’ feedback on compensation design, this proposal is not to approve or disapprove of the company’s recommendation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SELECT “1 YEAR” IN CONNECTION WITH THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. Each proxy solicited on behalf of our board of directors will be voted in favor of 1 YEAR unless the stockholder instructs otherwise in the proxy.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

General

Each of our audit committee and board of directors has unanimously selected Marcum LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2017. Marcum LLP is an independent registered public accounting firm.

Our board of directors is asking our stockholders to ratify the selection of Marcum LLP as our independent registered public accounting firm for 2017. Although not required by law or our bylaws, our board of directors is submitting the selection of Marcum LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our board of directors, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Previous Independent Registered Public Accounting Firm

During and for the fiscal years ended December 31, 2015 and 2014, BDO USA, LLP audited and rendered opinions on the financial statements of the Company and its subsidiaries. BDO USA, LLP also rendered opinions on the Company’s internal control over financial reporting as of December 31, 2015 and 2014.

On April 26, 2016, the Company notified its independent registered public accounting firm, BDO USA, LLP, of its decision to dismiss BDO USA, LLP, effective as of that date, and to appoint another independent registered public accounting firm, Marcum LLP. The decision to change independent registered public accounting firms was unanimously approved by the Company’s audit committee and board of directors.

BDO USA, LLP’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and 2014, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through April 26, 2016, the date of BDO USA, LLP’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such periods.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through April 26, 2016, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the identification of a material weakness in the Company’s internal control over financial reporting as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”). As disclosed in Item 9A to the 2015 Form 10-K, the Company’s principal executive officer and principal financial officer concluded that, as of December 31, 2015, the Company’s internal control over financial reporting was not effective due to a material weakness related to the Company’s travel expense advancement and reimbursement policies and procedures that relate to the Company’s former Chief Executive Officer and Chairman of the board of directors, H. Craig Dees, Ph.D. BDO USA, LLP’s audit report included in the 2015 10-K with respect to the Company’s internal control over financial reporting opined that the Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of this material weakness. The subject matter of this material weakness was discussed by the Company’s audit committee with BDO USA, LLP. The audit committee has authorized BDO USA, LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness.

The Company has provided BDO USA, LLP with a copy of the foregoing disclosures and requested that BDO USA, LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements in the above paragraphs. A copy of BDO USA, LLP’s letter was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2016.

Current Independent Registered Public Accounting Firm

On April 26, 2016, the Company engaged Marcum LLP as its independent registered public accounting firm. The decision to engage Marcum LLP as the Company’s independent registered public accounting firm was unanimously approved by the Company’s audit committee and board of directors. During the years ended December 31, 2015 and 2014, and through April 26, 2016, the date of Marcum LLP’s engagement, the Company did not consult with Marcum LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Marcum LLP are expected to be present at the annual meeting telephonically. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017. Each proxy solicited on behalf of our board of directors will be voted FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for 2017 unless the stockholder instructs otherwise in the proxy. If our stockholders do not ratify the selection, the matter will be reconsidered by our board of directors.

Audit and Non-Audit Services

Our audit committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm. It is the policy of our audit committee to pre-approve all audit and non-audit services provided by our independent registered public accountants. Our audit committee has considered whether the provision by Marcum LLP of services of the varieties described below was compatible with maintaining the independence of Marcum LLP. Our audit committee believes the provision of such services to us did not jeopardize the independence of Marcum LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

The table below sets forth the aggregate fees we paid to Marcum LLP for audit and non-audit services provided to us in 2016 and the aggregate fees we paid to BDO USA, LLP for audit and non-audit services provided to us in 2015:

Fees	2016	2015
Audit Fees	$326,638	$411,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$326,638	$411,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

Our audit committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our board of directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the independent registered public accounting firm and our internal audit function. The audit committee is also required to prepare this report to be included in our annual Proxy Statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The audit committee reviews our financial reporting process. In this context, the audit committee:

•	reviewed and discussed with management the audited financial statements for the year ended December 31, 2016;

•	discussed with Marcum LLP, our independent registered public accountants, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from Marcum LLP required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with Marcum LLP the independent accountant’s independence.

Based on this review and the discussions referred to above, the audit committee recommended that our board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

This report is submitted on behalf of the members of the audit committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.

Jan E. Koe*

*	Former Audit Committee members Dr. McMasters and Mr. Smith resigned from the board of directors effective April 3, 2017.

PROPOSAL 5

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE

AUTHORIZED SHARES OF PREFERRED STOCK

Description of the Amendment

Our Board of Directors has unanimously adopted a resolution to amend our Certificate of Incorporation to increase the number of shares of preferred stock, par value $0.001 per share, that we are authorized to issue from 25,000,000 to 100,000,000 shares of preferred stock and has directed that the proposed amendment be submitted to our stockholders for their approval and adoption. The amendment will not change the number of shares of common stock that are authorized, and the total authorized shares of capital stock will be increased from 1,025,000,000 to 1,100,000,000. The amendment will replace introductory sentence of Article IV thereof in its entirety and substitute the following in its place:

The total number of shares which the Corporation shall have authority to issue is 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares shall be designated Common Stock, $0.001 par value per share (“Common Stock”), and 100,000,000 shall be designated Preferred Stock, $0.001 par value per share (“Preferred Stock”).

Background and Reasons for the Proposed Amendment

We may issue shares of capital stock to the extent such shares have been authorized under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes us to issue 25,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock is designated as follows: 240,000 shares are designated as Series B Convertible Preferred Stock, of which 100 were issued and outstanding as of April 7, 2017.

The Company entered into an exclusive Definitive Financing Commitment Term Sheet, effective as of March 19, 2017, which sets forth the terms on which a group of the Company’s stockholders (the “PRH Group”) will provide financing (the “Financing”) to the Company (the “Term Sheet”). Subject to the terms and conditions of the Term Sheet, the PRH Group agreed to use its best efforts to arrange for a financing of a minimum of $10,000,000 and maximum of $20,000,000 (the “Financing”), which amounts will be provided in several tranches. The Financing is in the form of a loan (the “Loan”) from the PRH Group, Eric Wachter, and from other investors (collectively, the “Investors”). The Loan is and will be evidenced by secured convertible promissory notes (each, a “Note”) from the Company to the Investors.

In addition to the customary provisions, among other things, the outstanding principal amount and interest payable under the Loan is convertible at the sole discretion of the Investors into shares of the Company’s Series D Preferred Stock, a new series of preferred stock to be designated by the Board, at a price per share equal to $0.2862. The principal amount of the Note and the interest payable under the Loan will automatically convert into shares of the Company’s Series D Preferred Stock at a price per share equal to $0.2862 effective on the 18 month anniversary of the funding of the final tranche of the Financing subject to certain exceptions.

Our Board of Directors believes that the current amount of preferred stock available for issuance is insufficient to meet both the Company’s obligations under the Notes upon conversion into shares of Series D Preferred Stock and to give the Company appropriate flexibility to issue shares of preferred stock for future corporate needs. Specifically, up to approximately 70 million shares of Series D Preferred Stock may be issued upon conversion of the Notes in the event the Company raises $20 million of principal of the Notes and the Company only has 24.76 million undesignated shares of preferred stock.

Shares of preferred stock may be used for various purposes without further stockholder approval. These purposes may include: raising additional capital, providing equity incentives to employees, directors and consultants, establishing strategic relationships with other companies, the acquisition of any business, assets or technology, and other purposes. Although our Board of Directors has no current plan arrangement or commitment beyond the scope of the Term Sheet and the Company’s obligations with respect to the Notes to issue additional shares of Series D Preferred Stock, our Board of Directors believes that it is in the best interest of us and our stockholders to have a sufficient number of authorized but unissued shares of preferred stock available to meets its current obligation, as well as for issuance in the future for such purposes.

Effects of the Increase in Authorized Preferred Stock

The issuance of preferred stock could adversely affect the rights of holders of our common stock. When we issue preferred stock, such preferred stock will include certain designations, rights, qualifications, preferences, limitations and terms, any of which may dilute the voting power or economic interest of holders of our common stock. Preferred stock, once issued, could result in:

•	Reduction of the amount of funds otherwise available for payment of dividends on the Company’s common stock;

•	Restrictions on dividends that may be paid on our common stock (although there are no current plans to pay dividends on our common stock);

•	Dilution of the voting power of our common stock; and

•	Restrictions on the rights of holders of the our common stock to share in our assets on liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

We could also issue shares of preferred stock that may, depending on the terms of such issued preferred stock, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action would be in the Company’s best interest and the best interest of our stockholders, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company.

The existence of the additional authorized preferred stock could have the effect of discouraging unsolicited takeover attempts. The issuance of preferred stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of our stockholders. The issuance of preferred stock also could be used to entrench current management or deter an attempt to replace the members on the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on our Board of Directors. Our Board of Directors is not aware of any present or contemplated attempt to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as an anti-takeover device.

Vote Required

The approval and adoption of the amendment to our Certificate of Incorporation requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote in person or by proxy. If the amendment is approved and adopted, it will become effective upon filing a Certificate of Amendment with the Delaware Secretary of State. After filing the Certificate of Amendment, the additional shares of preferred stock may be issued from time to time by action of our Board of Directors on such terms and for such purposes as our Board of Directors may consider appropriate. In the event that the proposed amendment is not approved and adopted by our stockholders at the annual meeting, the current Certificate of Incorporation will remain in effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 5 TO APPROVE AND ADOPT AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK THAT WE ARE AUTHORIZED TO ISSUE FROM 25,000,000 TO 100,000,000 SHARES. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval and adoption of the amendment to our Certificate of Incorporation unless the stockholder instructs otherwise in the proxy.

PROPOSAL 6

AMENDMENT OF THE PROVECTUS EQUITY COMPENSATION PLAN

Effective July 2016, subject to approval of our stockholders, the Board of Directors, on the recommendation of the compensation committee, unanimously approved and adopted an amendment and restatement (the “Plan Amendment”) of the Provectus Biopharmaceuticals, Inc. 2014 Equity Compensation Plan (currently, the “Current Plan” and if amended by the Plan Amendment, the “Amended Plan”) for the benefit of non-employee directors of Provectus to receive shares of restricted common stock. If our stockholders approve the Plan Amendment at the 2017 annual stockholder meeting, the Company will be able to issue, in addition to the Options issuable under the Current Plan, shares of restricted stock to our non-employee directors. The principal provisions of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Appendix A to this Proxy Statement.

Purpose of Current Plan

The purpose of the Current Plan is to promote the interests of the Company, its subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of the Company and its subsidiaries and affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. Our Board of Directors believes that this purpose will be better served under the Amended Plan because the Amended Plan will provide the compensation committee with greater flexibility in the ways in which it could incentivize and reward the recipients under the Amended Plan.

Eligible Persons and Shares Available

Our employees and directors are eligible to participate in our Current Plan (the “Participants”). These same Participants will be eligible under the Amended Plan.

Under the Current Plan, the Company is authorized to grant Options for up to 20 million shares of common stock (the “Plan Pool”). Under the Amended Plan, we will be able to issue, in addition to these Options, shares of restricted stock from the Plan Pool.

Reasons for the Plan Amendment

As reported in the Current Report on Form 8-K filed by the Company with the SEC on June 17, 2016, stockholders holding 57% of the shares voting on the non-binding advisory vote on the compensation of the Company’s named executive officers (“Say on Pay”) at the Company’s annual meeting of stockholders held on June 16, 2016 voted to approve the compensation paid to the Company’s named executive officers, while stockholders holding 39% of the shares voting on Say on Pay voted “against” such compensation. Although Say on Pay passed by a majority of the shares that were voted at the annual meeting, the compensation committee considered it significant that (i) stockholders holding less than 60% of the voting shares voted “for” Say on Pay and (ii) stockholders holding more than 35% of the voting shares voted “against” Say on Pay.

As a result of the results of the Say on Pay vote, the compensation committee immediately initiated and directed a comprehensive review of the Company’s compensation policies and practices. The compensation committee had previously retained Pearl Meyer (“Pearl Meyer”), an independent executive compensation consultant, to update the market pay analysis for executive officers and non-employee directors based on a review of peer group proxy statement filings and published compensation surveys. As part of its comprehensive review, the compensation committee studied the data provided by Pearl Meyer and met in executive session with

Pearl Meyer to discuss Pearl Meyer’s reports. The compensation committee also conducted additional analysis on execute compensation for the peer companies identified by Pearl Meyer. Members of the compensation committee also reached out to certain of the Company’s stockholders representing approximately 10% of the Company’s outstanding shares of common stock to better understand the reasons for the relatively low percentage of “for” votes on Say on Pay and held direct conversations with each of these stockholders. The primary focus of these stockholder meetings was to seek specific feedback on executive compensation and review potential changes to existing compensation practices. The feedback received from these participating stockholders was incorporated into the compensation committee’s discussion and determination of the changes to executive compensation.

There were several material changes to the Company’s executive compensation made by the compensation committee in response to the compensation committee’s comprehensive review and best practices, including an amendment to the Company’s 2014 Equity Compensation Plan to allow for restricted stock awards to non-employee directors, subject to approval by the Company’s stockholders. If the amendment to the Plan is approved by the Company’s stockholders, each non-employee director will be awarded 100,000 restricted stock awards annually. These award will be retroactive to directors beginning in 2016.

The non-employee directors who are granted restricted stock under the Amended Plan will gain therefrom ownership in the Company. Therefore, the Board of Directors believes that the Amended Plan will help the Company better achieve the purpose and underlying intent behind the Current Plan through the increased flexibility afforded to the compensation committee and the linking of the recipients’ long-term interests to ours in the form of ownership in the Company.

Restricted Stock

Under the Amended Plan, restricted stock grants are awards of common stock subject to vesting restrictions and/or restrictions on transferability. Shares of common stock that are issued as “restricted stock” will have a legend and may not be sold, transferred, or disposed of until the restrictions have lapsed. The shares do have voting rights prior to the vesting thereof and would be entitled to receive dividends if paid by the Company prior to the vesting of the shares. The Board of Directors has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment and restrictions on the transferability of stock purchased pursuant to stock purchase rights.

Vote Required

The Plan Amendment, because it increases the number of securities issuable under the Current Plan, must be approved by the majority vote of the stockholders in the Company present at the meeting. If the Plan Amendment is approved and adopted, the Amended Plan will become effective upon the approval and adoption thereof. After becoming effective, the Board of Directors may issue to non-employee directors restricted shares from time to time pursuant to the terms and condition of the Amended Plan. In the event the Plan Amendment is not approved and adopted by our stockholders at the annual meeting, the Current Plan will remain in effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 6 AMENDMENT OF THE PROVECTUS EQUITY COMPENSATION PLAN. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval and adoption of the Plan Amendment unless the stockholder instructs otherwise in the proxy.

OTHER INFORMATION CONCERNING MANAGEMENT

Executive Officers

Dr. Wachter serves as our Chief Technology Officer. Information about his business experience is set forth above under the heading, “PROPOSAL 1 – ELECTION OF DIRECTORS – Director Nominees.”

Timothy C. Scott, Ph.D., 59, has served as our President and as a member of our board of directors since we acquired PPI on April 23, 2002. Prior to joining us, Dr. Scott was a senior member of the Photogen management team from 1997 to 2002, including serving as Photogen’s Chief Operating Officer from 1999 to 2002, as a director of Photogen from 1997 to 2000, and as interim CEO for a period in 2000. Before joining Photogen, he served as senior management of Genase LLC, a developer of enzymes for fabric treatment and held senior research and management positions at Oak Ridge National Laboratory. Dr. Scott earned a Ph.D. in Chemical Engineering from the University of Wisconsin–Madison in 1985.

John R. Glass, CPA, 73, serves as our Interim Chief Financial Officer (since April 18, 2016). Mr. Glass is the President of J.R. Glass & Associates, a consulting firm he founded in 1990 to assist clients in the financial, operational and marketing segments of their business. In this role, his responsibilities have included, among others, preparation of periodic reports to be filed with the Securities and Exchange Commission and Sarbanes-Oxley compliance documentation. From January 2007 to May 2014, Mr. Glass served as controller for CytoCore, Inc. (OTCBB: CYOE) (now known as Medite Cancer Diagnostics Inc.), a late development stage bio molecular diagnostics company. His prior chief financial officer experience includes serving as Chief Financial Officer of U. S. RealTel, Inc., a publicly traded company in the telecommunications industry, Vice President and Chief Financial Officer of Health Charge Corporation, a financial services company in the health care industry, and Vice President and Chief Financial Officer of Aluminum Distributors, Inc., a metal processor and distributor. He also previously served as Vice President of Fulton Manufacturing Industries, Inc. and as a Manager at Grant Thornton LLP, a registered public accounting firm. Mr. Glass is chairman of the Plan Commission of Elk Grove Village, a member of the Illinois CPA Society and past chairman and member of the board of directors for the Greater O’Hare Service Corporation. He received his B.B.A. in Accounting from Loyola University.

Appointment of Chief Operations Consultant

On April 19, 2017, the board of directors appointed Bruce Horowitz as the Company’s chief operations consultant. In connection with the engagement of Mr. Horowitz, on April 19, 2017, the Company and Mr. Horowitz entered into an independent contractor agreement (the “ Horowitz Agreement”), pursuant to which Mr. Horowitz will serve as the primary business operations consultant of the Company and will perform duties and services including but not limited to designing and implementing new business strategies and plans, and operating processes and procedures; establishing policies to promote a new company culture; overseeing company operations and the work of executives, managers, and staff members; prioritizing and continuing the Company’s search for a Chief Medical Officer and a new Chief Executive Officer; assisting in fundraising activities; and managing certain partner and vendor relationships. In consideration for such services, Mr. Horowitz will be paid $125 per hour, up to a maximum of $20,000 in a calendar month. The Company will reimburse Mr. Horowitz for all reasonable and necessary expenses relating to his provision of services under the Agreement. The initial term of the Horowitz Agreement is from April 1, 2017 to June 30, 2017, and thereafter will continue on a month-to-month basis unless terminated by either party upon 30 days prior written notice.

Code of Ethics

Our board of directors has adopted a code of ethics that applies to our principal executive officer and principal financial officer, or persons performing similar functions. The code of ethics contains written standards that are reasonably designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (5) accountability for adherence to the code. The code of ethics is available without charge upon request from our Secretary, Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931.

Legal Matters

Class Action Lawsuits

On May 27, 2014, Cary Farrah and James H. Harrison, Jr., individually and on behalf of all others similarly situated (the “Farrah Case”), and on May 29, 2014, each of Paul Jason Chaney, individually and on behalf of all others similarly situated (the “Chaney Case”), and Jayson Dauphinee, individually and on behalf of all others similarly situated (the “Dauphinee Case”) (the plaintiffs in the Farrah Case, the Chaney Case and the Dauphinee Case collectively referred to as the “Plaintiffs”), each filed a class action lawsuit in the United States District Court for the Middle District of Tennessee against the Company, H. Craig Dees, Timothy C. Scott and Peter R. Culpepper (the “Defendants”) alleging violations by the Defendants of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder and seeking monetary damages. Specifically, the Plaintiffs in each of the Farrah Case, the Chaney Case and the Dauphinee Case allege that the Defendants are liable for making false statements and failing to disclose adverse facts known to them about the Company, in connection with the Company’s application to the FDA for Breakthrough Therapy Designation (“BTD”) of the Company’s melanoma drug, PV-10, in the Spring of 2014, and the FDA’s subsequent denial of the Company’s application for BTD.

On July 9, 2014, the Plaintiffs and the Defendants filed joint motions in the Farrah Case, the Chaney Case and the Dauphinee Case to consolidate the cases and transfer them to United States District Court for the Eastern District of Tennessee. By order dated July 16, 2014, the United States District Court for the Middle District of Tennessee entered an order consolidating the Farrah Case, the Chaney Case and the Dauphinee Case (collectively and, as consolidated, the “Securities Litigation”) and transferred the Securities Litigation to the United States District Court for the Eastern District of Tennessee.

On November 26, 2014, the United States District Court for the Eastern District of Tennessee (the “Court”) entered an order appointing Fawwaz Hamati as the Lead Plaintiff in the Securities Litigation, with the Law Firm of Glancy Binkow & Goldberg, LLP as counsel to Lead Plaintiff. On February 3, 2015, the Court entered an order compelling the Lead Plaintiff to file a consolidated amended complaint within 60 days of entry of the order.

On April 6, 2015, the Lead Plaintiff filed a Consolidated Amended Class Action Complaint (the “Consolidated Complaint”) in the Securities Litigation, alleging that Provectus and the other individual defendants made knowingly false representations about the likelihood that PV-10 would be approved as a candidate for BTD, and that such representations caused injury to Lead Plaintiff and other shareholders. The Consolidated Complaint also added Eric Wachter as a named defendant.

On June 5, 2015, Provectus filed its Motion to Dismiss the Consolidated Complaint (the “Motion to Dismiss”). On July 20, 2015, the Lead Plaintiff filed his response in opposition to the Motion to Dismiss (the “Response”). Pursuant to order of the Court, Provectus replied to the Response on September 18, 2015.

On October 1, 2015, the Court entered an order staying a ruling on the Motion to Dismiss pending a mediation to resolve the Securities Litigation in its entirety. A mediation occurred on October 28, 2015. On January 28, 2016, a settlement terms sheet (the “Terms Sheet”) was executed by counsel for the Company and counsel for the Lead Plaintiff in the consolidated Securities Litigation.

Pursuant to the Terms Sheet, the parties agreed, contingent upon the approval of the court in the consolidated Securities Litigation, to settle the cases as a class action on the basis of a class period of December 17, 2013 through May 22, 2014. The Company and its insurance carrier agreed to pay the total amount of $3.5 million (the “Settlement Funds”), $1.85 million of which was paid by the Company, and $1.65 million of which was paid by the insurance carrier directly to the plaintiff’s trust escrow account.

A Stipulation of Settlement encompassing the details of the settlement and procedures for preliminary and final court approval was filed on March 8, 2016. The Stipulation of Settlement incorporates the provisions of the Terms Sheet and includes the procedures for providing notice to stockholders who bought or sold stock of the Company during the class period. The Stipulation of Settlement further provides for (1) the methodology of administering and calculating claims, final awards to stockholders, and supervision and distribution of the Settlement Funds and (2) the procedure for preliminary and final approval of the settlement of the Securities Litigation.

On April 7, 2016, the court in the Securities Litigation held a hearing on preliminary approval of the settlement, entered an order preliminarily approving the settlement, ordered that the class be notified of the settlement as set forth in the Stipulation of Settlement, and set a hearing on September 26, 2016 to determine whether the proposed settlement is fair, reasonable, and adequate to the class; whether the class should be certified and the plan of allocation of the Settlement Funds approved; whether to grant Lead Plaintiff’s request for expenses and Lead Plaintiff’s counsel’s request for fees and expenses; and whether to enter judgment dismissing the Securities Litigation as provided in the Stipulation of Settlement. On September 16, 2016, the Lead Plaintiff notified the court that approximately 6,300 stockholders did not receive notification of the proposed settlement until late August 2016 because of the delayed receipt of potential Settlement Class Member information from a number of brokers. As a result, on September 22, 2016, the parties filed a joint motion requesting that the court extend the deadlines to file a Proof of Claim, request exclusion from the settlement, or file an objection to the settlement, and that the court schedule a continued settlement hearing. The court granted the motion, cancelling the settlement hearing that had been set for September 26 and re-setting the hearing to take place on December 12, 2016. On December 2, 2016, the Lead Plaintiffs’ counsel reported to the court that there have been no requests for exclusion from the settlement and no objections to the proposed settlement. On December 12, 2016, the court held a final hearing on the fairness of the settlement and entered an order approving the settlement and dismissing the action with prejudice.

Dees Collection Lawsuit

On May 5, 2016, the Company filed a lawsuit in the United States District Court for the Eastern District of Tennessee at Knoxville against Dr. Dees and his wife, Virginia Godfrey (together with Dr. Dees, the “Defendants”). The Company alleges that between 2013 and the present, Dr. Dees received approximately $2.4 million in advanced or reimbursed travel and entertainment expenses from the Company and that Dr. Dees did not use these funds for legitimate travel and entertainment expenses as he requested and the Company intended. Instead, the Company alleges that Dr. Dees created false receipts and documentation for the expenses and applied the funds to personal use. The Company and Dr. Dees are parties to a Stipulated Settlement Agreement dated June 6, 2014 (the “Kleba Settlement Agreement”) that was negotiated to resolve certain claims asserted against Dr. Dees derivatively. Pursuant to the terms of the Kleba Settlement Agreement, Dr. Dees agreed to repay the Company compensation that was paid to him along with legal fees and other expenses incurred by the Company. As of the date of his resignation, Dr. Dees still owed the Company $2,267,750 under the Kleba Settlement Agreement. Dr. Dees has failed to make such payment, and the Company has notified him that he is in default and demanded payment in full. Therefore, the Company is alleging counts of conversion, fraud, breach of fiduciary duty, breach of contract, breach of Kleba Settlement Agreement, unjust enrichment and punitive damages in this lawsuit. The Company is seeking that the Defendants be prohibited from disposing of any property that may have been paid for with the misappropriated funds, the Defendants be disgorged of any funds shown to be fraudulently misappropriated and that the Company be awarded compensatory damages in an amount not less than $5 million. Furthermore, the Company is seeking for the damages to be joint and several as to the Defendants and that punitive damages be awarded against Dr. Dees in the Company’s favor. The Company is also seeking foreclosure of the Company’s first-priority security interest in the 1,000,000 shares of common stock granted by Dr. Dees to the Company as collateral pursuant to that certain Stock Pledge Agreement dated October 3, 2014, between Dr. Dees and the Company in order to secure Dr. Dees’ obligations under the Kleba Settlement Agreement. The United States District Court for the Eastern District of Tennessee at Knoxville entered a default judgment against the Defendants on July 20, 2016; however, the Company cannot predict when these shares will be recovered by the Company. The Court recently issued a Temporary Restraining Order upon the Company’s application for same upon notice that Dr. Dees was attempting to sell his shares of the Company’s common stock. The Temporary Restraining Order was converted to a Preliminary Injunction on September 16, 2016, which order will remain in place until the resolution of the underlying lawsuit absent further court order or agreement of the parties, and the Company is presently engaged in discovery regarding damages. On March 15, 2017, the Court granted Ms. Godfrey’s motion to set aside the default judgment against her and set a deadline of March 30, 2017 for Ms. Godfrey to file an answer to the Company’s complaint. The Court also set the hearing date to determine damages with respect to the motion for default judgment against Dr. Dees for April 26, 2017.

Culpepper Travel Expenses and Related Collection Efforts

On December 27, 2016, the Company’s board of directors unanimously voted to terminate Peter R. Culpepper, effective immediately, from all positions he held with the Company and each of its subsidiaries, including Interim Chief Executive Officer and Chief Operating Officer of the Company, for cause, in accordance with the terms of the Amended and Restated Executive Employment Agreement entered into by Peter R. Culpepper and the Company on April 28, 2014 (the “Culpepper Employment Agreement”) based on the results of the investigation conducted by a Special Committee of the board of directors regarding improper travel expense advancements and reimbursements to Mr. Culpepper.

The Special Committee retained independent counsel and an advisory firm with forensic accounting expertise to assist the Special Committee in conducting the investigation. The Special Committee found that Mr. Culpepper received $294,255 in travel expense reimbursements and advances that were unsubstantiated. The Company seeks to recover from Mr. Culpepper the entire $294,255 in unsubstantiated travel expense reimbursements and advances, as well as all attorney’s fees and auditors’/experts’ fees incurred by the Company in connection with the examination of his travel expense reimbursements.

Under the terms of the Culpepper Employment Agreement, Mr. Culpepper is owed no severance payments as a result of his termination “For Cause” as that term is defined in the Culpepper Employment Agreement. Under section 6 of the Culpepper Employment Agreement, “Effect of Termination,” a termination “For Cause” terminates any payments due to Mr. Culpepper as of the last day of his employment. Furthermore, Mr. Culpepper is no longer entitled to the 2:1 credit under the Kleba Settlement Agreement, such that the total $2,240,000 owed by Mr. Culpepper pursuant to the Kleba Settlement Agreement plus Mr. Culpepper’s proportionate share of the litigation cost in the amount of $227,750 less the amount that he repaid as of December 31, 2016 is immediately due and payable. The Company sent Mr. Culpepper a notice of default in January 2017 for the total amount he owes the Company and intends to resolve these claims pursuant to the alternative dispute resolution provision of the Culpepper Employment Agreement. The Company has established a reserve of $2,051,083 as of December 31, 2016, which amount represents the amount the Company currently believes Mr. Culpepper owes to the Company, while the Company pursues collection of this amount.

Mr. Culpepper disputes that he was terminated “for cause” under the Culpepper Employment Agreement and Mr. Culpepper has demanded this issue be resolved by mediation in accordance with the Culpepper Employment Agreement. The Company is in the process of responding to Mr. Culpepper’s demand. Concurrently, the Company is seeking from Mr. Culpepper immediate payment of amounts due under the Kleba Settlement Agreement as noted above.

The Bible Harris Smith Lawsuit

On November 17, 2016, the Company filed a lawsuit in the Circuit Court for Knox County, Tennessee against Bible Harris Smith PC (BHS) for professional negligence, common law negligence and breach of fiduciary duty arising from accounting services provided by BHS to the Company. The Company alleges that between 2013 and the present, Dr. Dees received approximately $2.4 million in advanced or reimbursed travel and entertainment expenses from the Company and that Dr. Dees did not submit back-up documentation in support of substantially all of the advances he received purportedly for future travel and entertainment expenses. The Company further alleges that had BHS provided competent accounting and tax preparation services, it would have discovered Dr. Dees’s failure to submit back-up documentation supporting the advanced travel funds at the inception of Dr. Dees’s conduct, and prevented the misuse of these and future funds. The Company has made a claim for damages against BHS in an amount in excess of $3 million. The Complaint against BHS has been filed and served, an answer has been received and the parties have begun discovery.

Other Regulatory Matters

From time to time the Company receives subpoenas and/or requests for information from governmental agencies with respect to our business. We have received a subpoena from the staff of the SEC related to the travel expense advancements and reimbursements received by H. Craig Dees, our former Chief Executive Officer, and we have received a subsequent subpoena from the staff of the SEC related to the travel expense advancements and reimbursements received by Peter R. Culpepper, our former Interim Chief Executive Officer and Chief Operating Officer and former Chief Financial Officer. At this time, the staff’s investigation into these matters remains ongoing. The Company is cooperating with the staff but cannot predict with any certainty what the outcome of the foregoing may be.

OTHER MATTERS

As of the date hereof, our board of directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will solicit proxies on behalf of our board of directors by mail, telephone, facsimile, or other electronic means or in person. We have retained Morrow Sodali LLC to assist us in the solicitation of proxies for the annual meeting. Morrow Sodali LLC will receive a base fee of $6,000, plus reasonable expenses and fees, for these services. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners, and we will reimburse them for their reasonable expenses.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931.

Stockholder Proposals for Inclusion in Proxy Statement for 2018 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2018 Annual Meeting of Stockholders, a stockholder proposal must be received by us no later than the close of business on December 28, 2017. Stockholder proposals must be sent to Secretary, Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, Tennessee 37931. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Delaware corporate law.

Other Stockholder Proposals for Presentation at the 2018 Annual Meeting of Stockholders

In addition to the above, our bylaws contain an advance notice provision requiring that, if a stockholder’s proposal is to be brought before and considered at the 2018 Annual Meeting of Stockholders, such stockholder must provide timely written notice thereof to our Secretary. In order to be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on December 28, 2017 and not later than the close of business on January 27, 2018; provided, however, that in the event the date of the 2018 Annual Meeting is more than 30 days before or more than 30 days after the anniversary of the 2018 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such 2018 Annual Meeting and not later than the close of business on the later of the 60th day prior to the date of such 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event a stockholder proposal intended to be presented for action at the 2018 Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the 2018 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the 2018 Annual Meeting.

Knoxville, Tennessee April 27, 2017	By Order of our board of directors TIMOTHY C. SCOTT President

APPENDIX A

2017 AMENDMENT AND RESTATEMENT OF THE PROVECTUS BIOPHARMACEUTICALS, INC. 2014 EQUITY COMPENSATION PLAN

COMES NOW, Provectus Biopharmaceuticals, Inc. a Delaware Corporation (the “Company”), to amend and restate the Provectus Biopharmaceuticals, Inc. 2014 Equity Compensation Plan (the “Plan”) effective                                         , 2017.

1.	PURPOSE

The purpose of the Plan is to promote the interests of the Company, its Affiliates and Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

2.	DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any form of Option or Stock Award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Grant Instrument or otherwise.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means shares of common stock, par value $.001, of the Company.

“Director” means a member of the Board of Directors of the Company.

“Disability” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

“Employed by the Company” means employed by the Company or a Subsidiary as an employee and reflected as such on the Company’s or the Subsidiary’s payroll records (so that, for purposes of exercising Options, a Participant shall not be considered to have terminated employment until the Participant ceases to be an Employee).

“Employee” means a current or prospective officer or employee (including employees who are also Directors) of the Company or of any Subsidiary or Affiliate.

“Fair Market Value” means, (i) if the Outstanding Common Stock is publicly traded, (x) if the principal trading market for the Company’s Outstanding Common Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Company’s Outstanding Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of the Outstanding Common Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines; or (ii) if the

Company’s Outstanding Common Stock is not publicly traded or, if publicly traded, not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value of an Option shall be as determined in good faith by the Committee consistent with the requirements of Treas. Reg. Section 1.409A-1(b)(5)(iv)(B).

“Grant Instrument” means the written agreement, contract or other instrument or document evincing any Award and setting forth the terms and conditions of such Award granted under the Plan, provided such terms and conditions are consistent with the Plan as the Committee deems appropriate.

“Incentive Stock Option” means an option to purchase shares of Common Stock that is granted under Section 7 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock from the Company that is granted under Sections 7 or 8 and is not intended to be an Incentive Stock Option.

“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means “ means any individual to whom an Award has been granted by the Board under this Plan.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Stock” means a share of Common Stock subject to restrictions, as the Board may determine in accordance with Section 9.

“Stock Award” means an Award granted pursuant to Section 9 in the form of shares of Common Stock or restricted shares of Common Stock.

“Subsidiary” means any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Termination for Cause” means a finding by the Committee that (i) Participant committed a material breach of his or her employment agreement and failed to cure that breach, or to discontinue the activity that breached his or her employment agreement, within 30 days after being notified by the Company that failure to cure the breach or to discontinue the breaching activity would result in termination for Cause, or (ii) Participant was convicted of a crime involving moral turpitude, including such acts as fraud or dishonesty, or (iii) Participant committed a felony, or (iv) Participant willfully or recklessly refused to perform the material duties reasonably assigned to him or her by the Company’s Board or the Participant’s supervisor when such willful or reckless refusal did not result from a Disability, or (v) Participant’s willful or gross malfeasance or nonfeasance of the material duties reasonably assigned to him or her by the Company’s Board or the Participant’s supervisor that are consistent with the provisions of his or her employment agreement (or if there is no employment agreement, with his or her assigned responsibilities), when such malfeasance or nonfeasance did not result from a Disability.

3.	ADMINISTRATION

(a)

The Plan will be administered by the Board or a committee established by the Board (the Board acting in such capacity or such committee, if and as established by the Board, hereinafter referred to as the “Committee”). The Plan shall be administered by the Board unless and until the Board delegates administration to the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Whether or not the Board has delegated administration, and notwithstanding anything to the contrary contained herein, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)	The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be granted under the Plan, (ii) determine the type (or types) and the terms of the Awards to be granted to each such individual, (iii) determine the time when the Awards will be granted and (iv) deal with any other matters arising under the Plan. All matters determined by the Committee shall require a majority vote of the Committee.

(c)	The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all Persons having any interest in the Plan or in anyAawards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d)	No member of the Committee or the Board shall be liable for any action or determination made in good faith, and all members of the Committee or the Board shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

(e)	All decisions made by the Committee or the Board pursuant to the provisions hereof shall be final and binding on all Persons.

(f)	If no Committee is established by the Board, then all rights, duties and responsibilities designated under this Plan to the “Committee” shall remain with the Board and all references in this document to the “Committee” shall be deemed to be the “Board”.

4.	OPTIONS; GRANT INSTRUMENTS

(a)	Each Option granted under the Plan shall be classified as a Non-Qualified Stock Option or an Incentive Stock Option. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as set forth in the Grant Instrument, or an amendment to a Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument.

(b)	The granting of any Option shall be subject to and conditioned upon the recipient’s execution of the Grant Instrument and any other agreements or instruments required by the Committee. Except as otherwise provided in a Grant Instrument, all capitalized terms used in the Grant Instrument shall have the same meaning as in the Plan, and the Grant Instrument shall be subject to all of the terms of the Plan.

(c)	Each Grant Instrument shall contain such provisions as the Committee shall determine, in its sole discretion, to be necessary, desirable and appropriate for the Options granted which may include, but not necessarily be limited to, the following: (i) description of the type of Option, the Option’s duration, its transferability, the exercise price, the exercise period and vesting schedule, the effect upon the Option of the Employee’s death, disability, change in duties or termination of employment; (ii) the Option’s conditions; (iii) when, if and how any Option may be forfeited, converted into another Option, modified, exchanged for another Option, or replaced; and (iv) the restrictions on any Common Stock purchased or granted under the Plan.

(d)	In the event of any inconsistency between the provisions of the Plan and any Grant Instrument, the provisions of the Plan shall govern.

5.	AWARDS SUBJECT TO THE PLAN

The aggregate number of Awards that may be issued under the Plan shall be equal to 20 Million, which number of Awards represents eleven percent (11%) of the issued and outstanding Common Stock as of the Effective Date of this Plan (the “Outstanding Common Stock”). Any Common Stock delivered pursuant to an Award of Restricted Stock or the exercise of an Option may consist, in whole or in part, of authorized but unissued Common Stock or reacquired Common Stock. If and to the extent Awards granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered, the Awards shall again be available for purposes of the Plan.

6.	ELIGIBILITY FOR PARTICIPATION

(a)	Any Employee or Director shall be eligible to participate in the Plan; provided, however, that Non-Employee Directors shall only be eligible to receive Awards of Non-Qualified Stock Options granted consistent with Section 8 or Awards of Restricted Stock granted consistent with Section 9.

(b)	The Committee shall select the Employees and Directors to receive the Awards (“Participants”) and shall determine the number of the Awards subject to a particular grant in such manner as the Committee determines.

7.	GRANTING OF OPTIONS

(a)	Number of Options. The Committee shall determine the number of Options that will be subject to each grant of Options to Participants.

(b)	Type of Option and Price.

(i)	Type of Options. The Committee shall have the authority to grant Non-Qualified Stock Options and Incentive Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(ii)	Exercise Price. The purchase price (the “Exercise Price”) of the shares issuable on exercise of an Option shall be as set forth in the Participant’s Grant Instrument. Notwithstanding the foregoing, in no event shall the Exercise Price be less than the Fair Market Value of the Common Stock determined as of the date of grant.

(c)	Option Term. Subject to Section 7(g), the Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant.

(d)	Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

(e)	Termination of Employment, Disability or Death.

(i)	Except for options to purchase shares of Common Stock from the Company that are granted under Section 8 and as otherwise provided below, an Option may only be exercised while the Participant is Employed by the Company as an Employee. In the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than Disability, death, or Termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days of the date on which the Participant ceases to be Employed by the Company (or, for Non-Qualified Stock Options, within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless otherwise specified by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be Employed by the Company shall terminate as of such date.

(ii)	In the event the Participant ceases to be Employed by the Company on account of a Termination for Cause by the Company, any Option held by the Participant shall terminate as of the date the Participant ceases to be Employed by the Company.

(iii)	In the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be Employed by the Company (or, for Non-Qualified Stock Options, within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be Employed by the Company shall terminate as of such date.

(iv)	If the Participant dies while Employed by the Company, any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant dies (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant dies shall terminate as of such date.

(f)	Exercise of Options. A Participant may exercise an Option that has become exercisable at such times and subject to such terms and conditions as specified in the applicable Grant Instrument, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Participant shall pay the Exercise Price for an Option (i) in cash or cash equivalents, (ii) by delivering Common Stock owned by the Participant (including Common Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date) equal to the Exercise Price, together with any applicable withholding taxes, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Participant shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 9) at the time of exercise. Options shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

(g)	Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) shares of Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such Participant pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

8.	NON-EMPLOYEE DIRECTOR OPTIONS

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options. The Board shall determine the terms and conditions of any such Options, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a Director, and shall have full power and authority in its discretion to administer such Options, subject to the terms of the Plan and applicable law.

9.	RESTRICTED STOCK AWARDS.

(a)	Grants. Awards may be granted in the form Restricted Stock. Restricted Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Board shall determine and shall be made in actual shares of Common Stock.

(b)	Award Restrictions. Restricted Stock shall be subject to terms, conditions, restrictions, and limitations, if any, the Board deems appropriate including, without limitation, restrictions on transferability and continued employment of the Participant. The Board also shall determine any qualified performance measures or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. The Board may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock Awards.

(c)	Rights as Shareholder. During the period in which any restricted shares of Common Stock are subject to restrictions imposed pursuant to Section 9(b), the Participant to whom restricted shares have been awarded shall generally have the rights and privileges of a stockholder as to such Common Stock, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Grant Instrument with respect to such Common Stock; (ii) none of the Common Stock represented by the Award may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Board at or after grant, all of the shares of Common Stock subject to the Award shall be forfeited and all rights of the Participant to such Common Stock shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such shares of Common Stock were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met. Unless otherwise provided in the applicable Grant Instrument, any shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock Award, including the right to vote such Common Stock. Cash dividends with respect to the Common Stock subject to a Restricted Stock Award shall be currently paid to the Participant.

(d)	Evidence of Award. Subject to Section 9(e), any Restricted Stock Award granted under the Plan shall be evidenced by issuance of a stock certificate or certificates or, in the discretion of the Board, through issuance of instructions to the Company’s transfer agent to issue the shares of Common Stock subject to the Award in book-entry (uncertificated) form on the books and records of the transfer agent through the Direct Registration System (“DRS”) or any successor system.

(e)

Delivery of Shares and Transfer Restrictions. Upon issuance of a certificate evidencing a Restricted Stock Award, such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Board, in its discretion, may determine. Unless otherwise provided in the applicable Grant Instrument, the Participant shall have all rights of a stockholder with respect to the Restricted Stock, except as restricted, as provided in

Section 9(c). Upon the issuance of a Restricted Stock Award in book entry form, the Company’s transfer agent shall be apprised of and shall duly note any restrictions such as those set forth above that are applicable to the restricted Stock Award.

(f)	Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as otherwise determined by the Board, all restrictions set forth in the Grant Instrument relating to the Restricted Stock Award or in the Plan shall lapse as to the restricted shares of Common Stock subject thereto, and either: (i) a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be; or (ii) in the event the Stock Award was evidenced in book entry form, the Company’s transfer agent shall be notified of the lapse and or termination of the restrictions and to remove all references thereto in its books and records.

(g)	Termination of Employment, Disability or Death. In the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than Disability, death, or Termination without Cause, any unvested Restricted Stock Award held by the Participant shall terminate and be forfeit as of the date the Participant ceases to be Employed by the Company.

(h)	Termination without Cause. In the event the Participant ceases to be Employed by the Company on account of a Termination without Cause by the Company, any unvested Restricted Stock Award held by the Participant shall become 100% vested as of the date the Participant ceases to be Employed by the Company.

(i)	Disability or Death. In the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled or dies, any unvested Restricted Stock Award shall become 100% vested as of the date the Participant ceases to be Employed by the Company.

10.	WITHHOLDING OF TAXES

(a)	Required Withholding. All Awards under the Plan shall be granted subject to any applicable federal (including applicable FICA), state and local tax withholding requirements. The Company shall have the right to deduct from wages paid to the Participant any federal, state or local taxes required by law to be withheld with respect to Awards, or the Company may require the Participant or other Person receiving such awards to pay to the Company the amount of any such taxes that the Company is required to withhold.

(b)	Election to Withhold Options. If the Committee so permits, a Participant may elect to satisfy the Company’s income tax withholding obligation with respect to Options by having Common Stock purchased by exercise of such Options withheld, based on their Fair Market Value when they are withheld, up to an amount that does not exceed the Participant’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

11.	CHANGE OF CONTROL OF THE COMPANY

(a)	As used herein, a “Change of Control” shall be deemed to have occurred if:

(i)	After the Effective Date, any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company entitled to vote generally with respect to the election of the Board;

(ii)	as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the Board; or

(iii)	the consummation of a merger, consolidation or reorganization with or into the Company or the sale of substantially all of the Company’s assets, unless (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, securities representing a majority of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the Board (or its successor) and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the Board (or its successor) (a transaction to which clauses (x) and (y) apply, a “Non-Control Transaction”).

(b)	Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant with outstanding Awards written notice of such Change of Control and (ii) all outstanding Awards shall automatically accelerate and become fully vested and exercisable, as applicable.

(c)	Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

12.	ADJUSTMENTS UPON CHANGE OF CAPITALIZATION

Subject to any required action by our stockholders, the number of shares of Common Stock covered by outstanding Awards, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Award has been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the Exercise Price, as applicable, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us.

13.	AMENDMENT AND TERMINATION OF THE PLAN

(a)	Amendment. The Committee may amend or terminate the Plan at any time, provided however, that the Committee cannot increase the number of Options or Stock Awards that may be issued under the Plan without the majority vote of the Board and by a majority vote of the stockholders of the Company.

(b)	Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date unless terminated earlier or extended by the majority vote of the Board and approval by a majority vote of the stockholders of the Company.

(c)	Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Award is granted shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 19(a) of the Plan. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or modified under Section 19(a) of the Plan or may be amended by agreement of the Company and the Participant consistent with the Plan.

(d)	Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14.	FUNDING OF THE PLAN

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. In no event shall interest be paid or accrued on any Awards.

15.	RIGHTS OF PARTICIPANTS

Nothing in this Plan shall entitle any Participant to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16.	REQUIREMENTS FOR ISSUANCE OF AWARDS

No Award shall be issued or transferred hereunder unless and until all legal requirements applicable to the issuance or transfer of such Awards have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Awards granted to any Participant hereunder, or the issuance of shares on exercise of any Options, on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Awards or shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

17.	HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.	EFFECTIVE DATE OF THE PLAN

This Plan was originally effective on April 26, 2013 (the “Effective Date”).

19.	MISCELLANEOUS

(a)	Compliance with Law. The Plan, the grant of Awards, and the obligations of the Company to issue or transfer shares shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any grant of an Award if it is contrary to law or modify a grant of an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)	Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

(c)	No Rights as Stockholder for Option Holders. Subject to the provisions of the Plan and the applicable Grant Instrument, no Participant or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any Common Stock to be distributed under the Plan until such Person has become a holder of such Common Stock.

(d)	Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2017 Annual Meeting of Stockholders of Provectus Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at the offices of PYA, PC, located at 2220 Sutherland Avenue, Knoxville, Tennessee 37919, on Tuesday, May 30, 2017, beginning at 4:00 p.m. Eastern Time. The undersigned hereby acknowledges receipt of the combined Notice of 2017 Annual Meeting of Stockholders and Proxy Statement, dated April 27, 2017, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

The undersigned hereby appoints Timothy C. Scott, Ph.D. and Eric A. Wachter, Ph.D., and each of them, attorneys as agent, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. If no instruction is given, this proxy will be voted FOR each of Proposals 1, 2, 4, 5 and 6 and 1 YEAR for Proposal 3.

(continued on reverse side)

▲ FOLD AND DETACH HERE ▲

7327 Oak Ridge Highway Suite A Knoxville, TN 37931 phone 865/769-4011 fax 865/769-4013

April 27, 2017

Dear Stockholder:

It is a great pleasure to have this opportunity to provide you with our 2016 Annual Report and the Proxy Statement for our 2017 Annual Meeting of Stockholders. The Annual Report discusses our performance in fiscal 2016 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 30, 2017.

YOUR VOTE IS IMPORTANT!

You can vote by completing, signing, dating, and returning your proxy card in the accompanying envelope.

Thank you for your continued interest in, and ownership of, Provectus Biopharmaceuticals, Inc.

Sincerely,

Timothy C. Scott
President

This proxy is solicited on behalf of the board of directors of the Company and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1, 2, 4, 5 and 6 and 1 YEAR for Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOUR NOMINEES TO OUR BOARD OF DIRECTORS IDENTIFIED IN THE PROXY STATEMENT, “FOR” PROPOSALS 2, 4, 5 AND 6, AND “1 YEAR” WITH RESPECT TO PROPOSAL 3.

PROPOSAL 1 – To elect four directors to serve on our board of directors for a one-year term:

☐              FOR all nominees listed below:

Bruce Horowitz

Dominic Rodrigues

Eric Wachter, Ph.D.

Jan E. Koe

☐             WITHHOLD AUTHORITY for all nominees

Instruction: To withhold authority to vote for any director nominee, mark this box and draw a line through the name of the nominee in the list above.  ☐

PROPOSAL 2 – To conduct an advisory vote to approve the compensation of our named executive officers.

☐            FOR                     ☐            AGAINST             ☐            ABSTAIN

PROPOSAL 3 – To approve, on an advisory basis, the frequency of the advisory vote on compensation of our named executive officers.

☐            1 YEAR              ☐            2 YEARS              ☐            3 YEARS            ☐            ABSTAIN

PROPOSAL 4 – To ratify the selection of Marcum LLP as our independent registered public accounting firm for 2017.

☐            FOR                     ☐            AGAINST             ☐            ABSTAIN

PROPOSAL 5 – To approve an amendment of the Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock.

☐            FOR                     ☐            AGAINST             ☐            ABSTAIN

PROPOSAL 6 – To approve an amendment of the Provectus 2014 Equity Compensation Plan to allow for the grant of restricted stock awards.

☐            FOR                     ☐            AGAINST             ☐            ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

	Date:	, 20
☒ Please mark your votes as indicated in this example.

Signature of stockholder

Signature of stockholder, if held jointly

Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by President or other authorized officer. Partnerships should sign in full partnership name by authorized partner.

▲ FOLD AND DETACH HERE ▲

Vote by Mail

Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

THANK YOU FOR VOTING.